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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus, subject to completion, dated June 20, 2013

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-180492

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 25, 2012

[            ] Units, Consisting of [            ] Shares of Common Stock,
Series A Warrants to Purchase [            ] Shares of Common Stock
and
Series B Warrants to Purchase [            ] Shares of Common Stock and [            ] Series A Warrants

        We are offering [            ] shares of our common stock together with (i) Series A Warrants to purchase [            ] additional shares of our common stock and (ii) Series B Warrants to purchase [            ] additional shares of our common stock and additional Series A Warrants to purchase [            ] additional shares of our common stock. The shares, Series A Warrants and Series B Warrants will be sold together as units, each unit consisting of one share of common stock, one Series A Warrant to purchase one share of common stock, and one Series B Warrant to purchase one share of common stock and one Series A Warrant. The shares of common stock issuable from time to time pursuant to the exercise of the Series A Warrants and the Series B Warrants are also being offered pursuant to this prospectus supplement and the accompanying base prospectus. The shares, Series A Warrants and Series B Warrants may be transferred separately immediately upon issuance.

        The Series A Warrants will be immediately exercisable at an initial exercise price of $[            ] per share, which equals [            ]% of the last reported sale price of our common stock on The Nasdaq Capital Market on June [            ], 2013. The Series A Warrants will expire on the fifth anniversary of the date of issuance.

        The Series B Warrants will be immediately exercisable at an initial exercise price of $[            ], which equals [            ]% of the last reported sale price of our common stock on The Nasdaq Capital Market on June [            ], 2013. The Series B Warrants will expire [90] trading days after the date of issuance.

        An investment in our securities involves serious risks, including the risk that we are unable to raise capital beyond the current financing transactions that we are required to raise under our existing debt arrangements. You should read carefully the "Risk Factors" beginning on page S-13 of this prospectus supplement. For a description of the units, the Series A Warrants and the Series B Warrants, see "Summary—Summary of the Offering" and "Description of Warrants" beginning on pages S-6 and S-30 of this prospectus supplement.

        Our common stock is traded on The Nasdaq Capital Market under the symbol "PGRX." On June 20, 2013, the last reported sale price of our common stock was [$0.            ] per share. We do not intend to list either series of warrants on any national securities exchange.

	Per Unit	Total
Public offering price
Underwriting discount
Proceeds, before expenses, to us

        We have retained Roth Capital Partners, LLC to act as our underwriter in connection with this offering. We have granted the underwriter an option, which expires on the 30th day following the date of this prospectus supplement, to purchase from us, at a price equal to the public offering price, less the underwriting discount, up to an additional [            ] shares of common stock and/or warrant units consisting of one Series A Warrant together with one Series B Warrant to cover over-allotments, if any. See the section titled "Underwriting" on page S-35 of this prospectus supplement. The underwriter expects that the shares and warrants will be ready for delivery in book-entry form through the facilities of the Depository Trust Company on or about                        , 2013.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is                        , 2013.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering. This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-180492) that we filed with the Securities and Exchange Commission, or the SEC, and that was declared effective by the Securities and Exchange Commission, or SEC, on May 25, 2012. To the extent that the information contained in this prospectus supplement differs from, or is inconsistent with, any information in the accompanying prospectus or any document incorporated by reference herein or therein, the statements made in the accompanying prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made in this prospectus supplement. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, carefully before deciding whether to invest in the Units.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not authorized any other person to provide you with different or additional information. You should not rely on any unauthorized information or representations.

        This prospectus supplement and the accompanying prospectus are an offer to sell only the Units offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein or therein, is current only as of their respective dates and our business, financial condition and results of operations may have changed since those dates.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed, or furnished to, the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet website at www.sec.gov. You may also inspect the documents described herein at our principal executive offices at 1401 17th Street, Suite 1550, Denver, Colorado 80202, during normal business hours.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, estimates, goals, strategies, intent, assumptions, beliefs or current expectations and can be identified by the use of terms and phrases such as "seek," "is expected," "budget," "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future tense or conditional construction ("will," "may," "could," "should," etc.) and the negative forms of any of these words and other similar expressions.

        The forward-looking statements are based on estimates and assumptions that we have made in light of our experience and perception of historical trends. In making the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, we have applied several material assumptions including, but not limited to, assumptions relating to: future demand for and supply of potash; our plan to capitalize on potash demand; our plan to convert our mineral resources into mineral reserves; the environmental and permitting process, preliminary mine design and anticipated completion of a definitive feasibility study; our plan of exploration; the economic and legal viability of a potash mine in the Holbrook Basin; future sales of state leases and permits; our ability to raise capital; funding the approximately $132.4 million we owe to The Karlsson Group, Inc., or Karlsson, which amount will increase as interest is accrued and potential tax gross-up payments are incurred; funding the approximately $6.8 million we owe to affiliates of Apollo Global Management, LLC; our ability to further implement our business plan and generate revenue; our ability to satisfy the requirements and successfully execute on the commercial arrangement set forth in the potash supply agreement we have entered into with Sichuan Chemical Industry Holding (Group) Co., Ltd.; our anticipation of investing considerable amounts of capital to establish production from our mining project in the Holbrook Basin in Arizona; our anticipation of our ability to identify mineral reserves that are capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project; anticipated capital and operating costs; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; compliance with and impact of laws and regulations; impact of litigation and other legal proceedings; and effectiveness of our internal control over financial reporting.

        Forward-looking statements are inherently subject to known and unknown business, economic and other risks and uncertainties that may cause actual results to be materially different from those expressed or implied by our forward-looking statements, including without limitation risks related to:

  •
  our history of operating losses and expectation of future losses;

  •
  our ability to develop a mine that is able to commercially produce potash;

  •
  our ability to obtain sufficient additional capital to satisfy our significant funding requirements;

  •
  our ability to pay the amounts due on our indebtedness to Karlsson, affiliates of Apollo Global Management, LLC and the Very Hungry Parties (as such term is defined under the heading "Summary—Recent Developments—Receipt of $5 Million Financing");

  •
  our ability to renegotiate the terms of our indebtedness to Karlsson on or before June 24, 2013;

  •
  our ability to obtain all necessary permits and other approvals;

  •
  our ability to complete a definitive feasibility study and achieve our estimated timetables for production at the Holbrook Basin;

  •
  the accuracy of our mineral resource estimates;

  •
  our ability to attract and retain key personnel;

  •
  competition in the mining industry;

  •
  acquiring additional properties, such as difficulties in integrating acquired properties into our business;

  •
  our potash supply agreement with Sichuan Chemical;

  •
  the exploration, development and operation of a mine or mine property;

  •
  title defects on our mineral properties and our ability to obtain additional property rights;

  •
  our technical report, preliminary economic assessment and interim engineering study being prepared in accordance with foreign standards that differ from the standards generally permitted in reports filed with the SEC;

  •
  governmental policies and regulation affecting the agricultural industry;

  •
  increased costs and restrictions on operations due to compliance with environmental legislation and other governmental regulations;

  •
  the global supply of, and demand for, potash and potash products;

  •
  the cyclicality of the crop nutrient markets; and

  •
  global economic conditions.

        This list is not exhaustive of the factors that may affect any of our forward-looking statements. Investors are urged to carefully review and consider the various risks and uncertainties and other factors referred to under the heading "Risk Factors" beginning on page S-10 of this prospectus supplement and page 8 in the accompanying prospectus and in the documents incorporated by reference herein and therein. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. In addition, although we have attempted to identify important risk factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward looking statements, there may be other factors we have not considered, or that we currently deem to be immaterial, that cause achievements, events or conditions not to be as anticipated, estimated or intended.

        These forward-looking statements are based on the beliefs, expectation and opinions of management on the date the statements are made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. For the reasons set out above, investors should not place undue reliance on forward-looking statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains the accompanying prospectus and until the offering of the securities covered thereby is completed or withdrawn; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K/A for the year ended March 31, 2012 filed on May 22, 2013;

  •
  Our Annual Report on Form 10-K for the year ended March 31, 2012 (with respect to information not amended and restated in our Annual Report on Form 10-K/A for the year ended March 31, 2012 filed on May 22, 2013 and excluding Exhibits 99.3 and 99.4 thereto) filed on May 10, 2012;

  •
  Our Quarterly Reports on Form 10-Q/A for the periods ended June 30, 2012 and December 31, 2012 filed on May 22, 2013;

  •
  Our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed on November 14, 2012;

  •
  Our Current Reports on Form 8-K filed on June 4, 2012, June 18, 2012, June 19, 2012, June 29, 2012, August 6, 2012 (excluding Exhibit 99.1), August 30, 2012, October 18, 2012, October 22, 2012 (excluding Exhibit 99.1), October 26, 2012, November 1, 2012, November 9, 2012, November 20, 2012, December 4, 2012, December 18, 2012 (excluding Exhibit 99.1), December 26, 2012, January 10, 2013, January 16, 2013, January 29, 2013, February 14, 2013, February 19, 2013, March 8, 2013, March 11, 2013, March 13, 2013, April 1, 2013, April 4, 2013, April 16, 2013, April 17, 2013, April 26, 2013, May 6, 2013, May 8, 2013, May 22, 2013, June 7, 2013, June 11, 2013, June 13, 2013 and June 19. 2013;

  •
  Our Current Reports on Form 8-K/A filed on July 17, 2012, May 22, 2013 and June 6, 2013; and

  •
  The description of our common stock contained in our registration statement on Form 8-A filed June 14, 2011 with the SEC under Section 12(b) of the Exchange Act (File No. 000-54438), including any subsequent amendment or report filed for the purpose of updating such description.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning to:

Prospect Global Resources Inc.
1401 17th Street, Suite 1550, Denver, Colorado 80202
Attn: Investor Relations
(303) 990-8444

        Readers should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Readers should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein and therein, or any free writing prospectus, is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE TO INVESTORS REGARDING MINERAL DISCLOSURES

        We commissioned a technical report in accordance with the Canadian Securities Administrator's National Instrument 43-101 "Standards of Disclosure for Mineral Projects," commonly known as NI 43-101, as well as a preliminary economic assessment, or PEA, as well as a recent interim engineering study. The Canadian standards are different from the standards generally permitted in reports filed with the SEC. In accordance with NI 43-101, we historically have reported measured, indicated and inferred resources, measurements which are recognized terms under NI 43-101 but are not recognized by the SEC and are generally not permitted in filings made with the SEC. The term "resource" does not equate to the term "reserve." Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted. Investors are cautioned not to assume that any part of indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. The SEC's disclosure standards normally do not permit the inclusion of information concerning "inferred resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC subject to certain exceptions. The PEA and the interim engineering study contain estimates based on our indicated and inferred resources. However, in accordance with both U.S. standards and NI 43-101, estimates of inferred mineral resources cannot form the basis of a feasibility study. We provided the disclosure of resources to provide a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to

NI 43-101. Accordingly, our previously disclosed descriptions of our mineral deposits may not be comparable to similar information made public by other U.S. domestic companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. Further, investors should be aware that the issuer has no "reserves" as defined by SEC Industry Guide 7 and are cautioned not to assume that any part or all of the estimated mineral resources will ever be confirmed or converted into SEC Industry Guide 7 compliant "reserves."

        Our Current Report on Form 8-K filed on October 18, 2012 refers to our interim engineering study as a "cost feasibility study." It is important to note that the interim engineering study is not a preliminary feasibility study or a final definitive or "bankable" feasibility study within the meaning of SEC Industry Guide 7 or NI 43-101. Among other things, the interim engineering study is a preliminary interim study that contains estimates based on inferred resources. As noted above, in accordance with both U.S. standards and NI 43-101, estimates of inferred resources cannot form the basis of a feasibility study. Investors are cautioned not to assume the interim engineering report constitutes a bankable feasibility study, which we are targeting for completion in mid-2014. As is common for natural resources development projects, through our ongoing engineering work and analysis, we are continually evaluating multiple methods to increase stockholder value while decreasing development and operating risks through alternative development scenarios. These ongoing efforts could lead to changes in (i) capital expenditures required to build the mine, (ii) projected production levels, (iii) operating costs and (iv) mine life. We will announce any significant changes to our business plan resulting from our ongoing optimization analyses and will continue to make such evaluations.

        Information on our website is not incorporated by reference in this prospectus supplement.

 SUMMARY

        This summary contains basic information about us and this offering. This summary is not complete and does not contain all the information you should consider before investing in the units. You should read this summary in conjunction with, and the summary is qualified in its entirety by, the more detailed information contained elsewhere, or incorporated by reference, in this prospectus supplement, including the information under "Risk Factors" beginning on page S-10 of this prospectus supplement and the financial statements and related notes included in the Annual Report on Form 10-K incorporated by reference in this prospectus supplement.

Company Overview

        We are engaged in the exploration and development of a potash mine in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project. Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. The Holbrook Project consists of permits and leases on 147 mineral estate sections spanning approximately 90,000 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau.

        We completed a preliminary economic assessment for the Holbrook Project in December 2011 and are now nearing completion of a pre-feasibility study, or PFS, for the Holbrook Project. We expect to release the results of the PFS in July 2013. As is common for natural resources development projects, through our ongoing engineering work and analysis, we are continually evaluating multiple methods to increase stockholder value while decreasing development and operating risks through alternative development scenarios. These ongoing efforts could lead to (i) changes in capital expenditures required to build the mine, (ii) projected production levels, (iii) operating costs and (iv) mine life. We will announce any significant changes to our business plan resulting from our ongoing optimization analyses and will continue to make such evaluations.

        Upon completion of the PFS, we will continue working toward a definitive feasibility study, or DFS, for the Holbrook Project. We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering) to meet the funding milestones of our Karlsson senior debt and to fund our operations (including satisfaction of existing payables to various vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million.

Recent Developments

        Receipt of $5 Million Financing.    On May 2, 2013, we borrowed $5 million from Very Hungry LLC and Scott Reiman 1991 Trust (referred to herein as the "Trust," and together with Very Hungry LLC, as the "Very Hungry Parties") and issued to them $5.5 million aggregate principal amount of subordinated notes. As required by our restructured senior debt to Karlsson, $2.1 million of the proceeds of this loan was escrowed to be used solely to fund specified development expenses for our Holbrook Project such as lease payments and drilling. In consideration for the subordinated loan we reduced the exercise price on all warrants to purchase our common stock held by the Very Hungry Parties to $0.30 per share (in each case from exercise prices ranging from $4.25 per share to $3.00 per share) and extended the maturity of all these warrants to August 1, 2017. The Very Hungry Parties and an affiliate of the Trust currently hold 8,676,467 shares of our common stock and warrants and options to purchase up to 6,935,295 shares (representing approximately 19.4% of our outstanding shares on an as-converted basis). The Very Hungry Parties are evaluating an investment of their $5.5 million subordinated notes in convertible preferred stock that would be automatically convertible upon stockholder approval of the conversion into the same securities issued in this offering at the same offering price as described under "Summary of the Offering—$5.5 Million Investment by the Very Hungry Parties."

        Restructuring of Senior Debt Owed to Karlsson.    On April 15, 2013, we amended our approximately $128.7 million of senior debt owed to Karlsson. The maturity date was extended to the earlier of (i) 12 months following completion of a DFS or (ii) July 1, 2015. An interim principal payment of $30 million is due on the earlier of (i) six months following completion of a DFS or (ii) January 2, 2015. We are required to prepay the Karlsson debt with 10% of the gross proceeds of any capital raised following the first $10 million of capital raised. The terms of our restructured senior debt initially required us to raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, and (ii) an additional $18 million by September 10, 2013. We have obtained an extension of our obligation to raise $7 million by June 17, 2013. Under the extension, we have until June 24, 2013 to enter into a formal written agreement with Karlsson revising the terms of the senior debt. There can be no assurance that we will be able to revise the terms of the senior debt on terms acceptable to us, or at all. If we are unable to successfully revise the terms of our senior debt, we will be in default, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment. Also under the amended agreements we are restricted from incurring debt other than specified subordinated debt and are required to meet specified capital raising milestones that are described in "Recent Developments—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

        Changes in Management.    In March 2013, we appointed Damon Barber our president and chief executive officer. Mr. Barber had previously served as our executive vice president and chief financial officer since December 2012. Mr. Barber has more than 20 years' experience in natural-resources finance and operations and is a former chief executive officer of CST Mining Group Limited, a Hong Kong-based mining company. Also in March 2013, we appointed Gregory Dangler our interim chief financial officer. Mr. Dangler had previously served as our vice president of finance since March 2012. Mr. Dangler has a broad background in private equity investing, development of large-scale technical infrastructure projects, and the financing and management of international growth companies. Our executive vice president and chief operating officer, Brian Wallace, recently resigned to accept a new position. We have no immediate plans to replace him, as we believe our management team is at an appropriate size for the next stage of our growth. See "Recent Developments—Changes in Management."

        Termination of Apollo Financing and Restructuring of Senior Debt Owed to Apollo.    On March 7, 2013, we entered into a termination and release agreement with certain affiliates of certain investment funds managed by Apollo Global Management, LLC, referred to herein as Apollo, that terminated a contemplated $100 million financing that would not have been funded until completion of a DFS meeting specified criteria in the Apollo financing documents. The financing was terminated as a result of concerns about Prospect Global's ability to obtain the necessary stockholder approval for the financing and to satisfy all of the closing conditions to the financing. In connection with the termination we (i) paid Apollo $750,000 in cash and issued two promissory notes totaling approximately $6.8 million maturing on September 3, 2013 as a break up and release payment and (ii) reimbursed the Apollo parties for $2.16 million of expenses incurred by them in connection with the Apollo Financing. The agreement also contains mutual releases. In connection with the restructuring of our debt to Karlsson we amended the Apollo promissory notes to extend the maturity date and repayment terms to parallel those in the amended Karlsson note. See "Recent Developments—Termination of Apollo Financing" and "—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

        Claim Asserted by Stockholder.    We recently received correspondence from a stockholder who purchased $10 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering. We believe the claim is without merit and are vigorously defending against it. No litigation has been commenced in this matter. In a letter dated June 14, 2013, the four underwriters in our November 2012 public offering notified us that they received a letter from this stockholder in which the stockholder elected to void its purchase of shares in our November 2012 public offering. Pursuant to the terms of the underwriting agreement we entered into with the underwriters in our November 2012 public offering, the underwriters requested that we appoint counsel for the underwriters to advise on this matter, subject to their determination that counsel is satisfactory, or, alternatively, we may authorize the underwriters to employ counsel at our expense.

 Summary of the Offering

        The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of shares of our common stock and warrants to purchase our common stock.

Units offered by us	[ ] shares of our common stock together with (i) Series A Warrants to purchase [ ] additional shares of our common stock and (ii) Series B Warrants to purchase [ ] additional shares of common stock and additional Series A Warrants to purchase [ ] additional shares of our common stock.

The shares, Series A Warrants and Series B Warrants will be sold together as units, each unit consisting of one share of common stock, one Series A Warrant to purchase one share of common stock, and one Series B Warrant to purchase one share of common stock and one Series A Warrant.

The Series A Warrants will be immediately exercisable at an initial exercise price of $ [            ] per share, which equals [            ]% of the last reported sale price of our common stock on The Nasdaq Capital Market on June [      ], 2013. The Series A Warrants will expire on the fifth anniversary of the date of issuance. See "Description of Warrants—Series A Warrants."

The Series B Warrants will be immediately exercisable at an initial exercise price of $ [            ] per unit, which equals [            ]% of the last reported sale price of our common stock on The Nasdaq Capital Market on June 20, 2013. The Series B Warrants will expire 90 trading days after the date of issuance. See "Description of Warrants—Series B Warrants."

The shares of common stock issuable from time to time pursuant to the exercise of the Series A Warrants and the Series B Warrants are also being offered pursuant to this prospectus supplement and the accompanying base prospectus. The shares, Series A Warrants and Series B Warrants may be transferred separately immediately upon issuance.

Issue Price	$[ ] per unit.
Total Common Stock Outstanding Before this Offering	73,452,715(1) shares
Total Common Stock Outstanding After this Offering

[                        ](1) shares (excluding shares of common stock issuable upon exercise of Series A Warrants and Series B Warrants and upon the potential conversion into equity of the $5.5 million subordinated notes held by the Very Hungry Parties described below)

[                        ](1) shares (including shares of common stock issuable upon exercise of Series A Warrants and Series B Warrants issued in this offering but excluding shares of common stock issuable upon exercise of securities issued upon the potential conversion into equity of the $5.5 million subordinated notes held by the Very Hungry Parties described below)

[                        ](1) shares (including shares of common stock issuable upon exercise of Series A Warrants and Series B Warrants and upon the potential conversion into equity of the $5.5 million subordinated notes held by the Very Hungry Parties described below)

Nasdaq Capital Market Trading Symbol	PGRX
Risk Factors

Investing in our securities involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page S-10 of this prospectus supplement and on page 8 of the accompanying prospectus.

$5.5 Million Investment by the Very Hungry Parties

The Very Hungry Parties made a $5 million loan to us on May 2, 2013 and received from us subordinated notes in an aggregate principal amount of $5.5 million. The Very Hungry Parties are evaluating an investment of the aggregate principal amount of their subordinated notes into the same securities offered in this offering at the offering price. Their investment would be effected in a private placement exempt from the registration requirements of the Securities Act. To comply with applicable Nasdaq Listing Rules, we expect that we would issue convertible preferred stock that is automatically convertible into the same securities issued in this offering at the same offering price upon obtaining stockholder approval, which we would seek at our annual meeting of stockholders expected to be held in August 2013. Prior to this offering and the Very Hungry Parties investment, the Very Hungry Parties and an affiliate of the Trust hold stock, warrants and options that on an as-converted basis equal approximately 19.4% of our outstanding shares. Following completion of this offering and the Very Hungry Parties investment, they will hold stock, warrants and options that on an as-converted basis equal approximately [            ]% of our outstanding shares.

Use of Proceeds

We intend to use the net proceeds from this offering to continue to fund the development of the Holbrook Project, including a definitive feasibility study, or DFS, make mandatory repayments of outstanding indebtedness, if required, pay the expenses associated with this offering and for general corporate purposes. Under the terms of our senior debt owed to Karlsson, we are required to escrow $9.2 million of the first $30 million of gross proceeds from our capital raising efforts, of which we have raised $5 million and escrowed $2.1 million, which funds may be released solely to fund specified development expenses for our Holbrook Project such as lease payments, engineering and drilling. We are required to pay 10% of all capital raised after the next $5 million to each of Karlsson and Apollo as payments on their respective promissory notes. See "Use of Proceeds."

The terms of our restructured senior debt require us to raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013 and (ii) an additional $18 million by September 10, 2013. We have obtained an extension of our obligation to raise $7 million by June 17, 2013. Under the extension, we have until June 24, 2013 to enter into a formal written agreement with Karlsson revising the terms of the senior debt. There can be no assurance that we will be able to revise the terms of the senior debt on terms acceptable to us, or at all. If we are unable to successfully revise the terms of our senior debt, we will be in default, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment. See "Recent Events—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

As of the date of this prospectus supplement, our cash reserves are approximately $0.7 million (excluding escrowed cash of approximately $0.4 million we received from the $5 million Very Hungry Parties' loan, which must be used for specified purposes related to development of the Holbrook Project pursuant to our restructured senior debt). We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering) to meet the funding milestones of our Karlsson senior debt, and to fund our operations (including satisfaction of existing payables to vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million.

Even after raising approximately $[            ] million in this offering, we will have failed to raise the entire $7 million that we are required to raise by June 24, 2013 under the extension for our senior debt owed to Karlsson. As a result, we are currently exploring and will continue to explore additional equity financing alternatives. While we will attempt to raise such additional capital on terms at least as favorable to us as the terms of this offering, we may not be successful in obtaining such terms, and additional capital may not be available to us at all. If we are unable to raise adequate additional capital, we will be in default under our senior debt agreements with Karlsson, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment.

If we consummate this offering and the Very Hungry Parties investment, the number of shares of common stock issued in this offering together with the number of shares of common stock issuable upon exercise and conversion of securities issued in these two transactions will exceed our available common stock. If that is the case, we intend to seek an increase in our authorized common stock at our annual stockholders meeting expected to be held in August 2013.

(1)
The number of shares of common stock outstanding before and after this offering is based on 73,452,715 shares of common stock outstanding on June 18, 2013 and excludes as of that date:

•
8,958,000 shares of common stock issuable pursuant to the exercise of outstanding options issued under our stock option plan at a weighted average exercise price of $3.19 per share;

•
20,579,703 shares of common stock issuable pursuant to the exercise of warrants at exercise prices ranging from $0.22 per share to $5.02 per share with a weighted-average exercise price of $1.39 per share;

•
12,742,000 shares of common stock available for future issuances under our stock option plan;

•
25,000,000 shares of common stock that may be issued pursuant to our royalty option agreement with Grandhaven Energy, LLC, an affiliate of Hexagon, LLC;

•
600,000 shares of common stock issuable to COR Capital for investor relations services (due in quarterly installments of 75,000 shares each between the period of July 5, 2013 and July 5, 2015);

•
50,000 shares of common stock that may be issued pursuant to a commitment to issue warrants to a service provider for financial advisory and strategic consulting services; and

•
a currently unknown amount of shares of common stock that we may issue to Buffalo as compensation for Buffalo agreeing to reduce our royalty payable to Buffalo from 2% to 1% in connection with the restructuring of the Karlsson senior debt.

RISK FACTORS

        Investing in units is highly speculative and involves significant risks, including the potential loss of all or part of your investment, due to the nature of our business, present stage of exploration and development activities, and the fact that we have not yet identified any proven or probable reserves at our Holbrook Project. You should carefully consider the following risks, along with all the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make an investment in units. These risk factors list some, but not all, of the risks and uncertainties that could materially affect our business, financial condition and results of operations and cause a decline in the market price of our common stock.

 Risks Related to Our Business

         We have significant immediate and short-term capital needs as well as significant capital needs over the next few years. Failure to secure this capital when needed or on terms that are acceptable to us could raise substantial doubt about the Company's ability to continue as a going concern.

        Under the terms of our senior debt owed to Karlsson, we must raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, and (ii) an additional $18 million by September 10, 2013. We have obtained an extension of our obligation to raise $7 million by June 17, 2013. Under the extension, we have until June 24, 2013 to enter into a formal written agreement with Karlsson revising the terms of the senior debt. There can be no assurance that we will be able to revise the terms of the senior debt on terms acceptable to us, or at all. In addition, under the terms of our senior debt owed to Karlsson we are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our Holbrook Project. $2.1 million of the proceeds from the $5 million Very Hungry Parties loan was escrowed pursuant to this provision, and we will be required to deposit a portion of the proceeds from this offering into escrow. If we fail to successfully revise the terms of the Karlsson senior debt, meet the required financing milestones or make the required escrow payments, we will be in default, which may result in all such debt becoming immediately due and payable and Karlsson will be entitled to foreclose on the collateral securing the Karlsson note which could result in a sale of our subsidiary which holds the Holbrook Project assets, American West Potash LLC, or its assets to satisfy amounts owing on the note. This could result in a complete loss of your investment.

        Our current operations do not generate any cash flow. Future work on our properties will require significant additional financing. As of the date of this prospectus supplement our cash reserves are approximately $0.7 million excluding escrowed cash of approximately $0.4 million we received from the $5 million Very Hungry Parties' loan, which must be used for specified purposes related to development of the Holbrook Project pursuant to our restructured senior debt). We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering) to meet the funding milestones of our Karlsson senior debt, and to fund our operations (including satisfaction of existing payables to various vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million. We are required to pay 10% of all capital raised after the next $5 million to each of Karlsson and Apollo as payments on their respective promissory notes. In addition, under the terms of our senior debt owed to Karlsson we are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our Holbrook Project.

        Our current cash situation has slowed the development of our Holbrook Project. Our forecasted cash requirements for the next 12 months include meeting the Karlsson senior debt financing milestones and significant expenditures for the further development of the Holbrook Project. This indicates the existence of a material uncertainty that could raise substantial doubt about the Company's ability to continue as a going concern as the Company's ability to continue and meet its debt obligations is dependent on the Company raising additional equity or debt financing. There can be no assurance that we will be able to obtain these funds on terms acceptable to us, or at all. In addition, there can be no assurance that these estimates will not increase significantly in connection with the additional engineering studies required for a DFS. If we cannot raise the capital required for further exploration and development of the Holbrook Project, this may result in the delay or indefinite postponement of further exploration and development and the possible, partial or total loss of our interest in certain properties. Further, any equity financings would likely result in dilution to existing stockholders and may involve the use of securities that have rights, preferences, or privileges senior to our common stock, and debt financing may contain covenants or other terms that impact our business.

         A recently received claim for rescission of a $10 million investment in our last public offering could require that we raise additional capital.

        We recently received correspondence from a stockholder who purchased $10 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering. While we believe the claim is without merit and no litigation has been commenced, the costs of defending the claim and paying any judgment resulting from the litigation would require that we raise additional capital. There can be no assurance that other investors will not bring claims against us based on federal or state securities laws alleging that our prior offerings or our filings under the Exchange Act contain defective disclosure or that our insurance carrier will provide coverage for any claims if alleged. Further, even if coverage is available, we would be liable for our retention under our policy and it is possible that any liability we ultimately incur could exceed our coverage limits. Even if we are successful in defending any such claims, securities litigation is distracting to our management, may cause harm to our reputation and could adversely affect our stock price and our ability to raise capital in the future.

         Our restructured senior debt owed to Karlsson contains required financing milestones and restrictions on future debt financings that could cause us to default on the senior debt or make raising additional capital difficult.

        Under the terms of our restructured debt owed to Karlsson, we are required to meet the following capital raising milestones: (i) $5 million by May 15, 2013, which was satisfied by the Very Hungry Parties' $5 million subordinated loan, (ii) an additional $7 million by June 17, 2013, (iii) an additional $18 million by September 10, 2013, and (iv) an additional $25 million no later than August 1, 2014. We have obtained an extension of our obligation to raise $7 million by June 17, 2013. Under the extension, we have until June 24, 2013 to enter into a formal written agreement with Karlsson revising the terms of the senior debt. If we do not meet any one of the required financing milestones, Karlsson will be entitled to foreclose on the collateral securing the Karlsson note, which could result in a sale of AWP or its assets to satisfy amounts owing on the note. Also, the terms of the senior debt significantly restrict the amount and terms of any additional debt we may incur, all of which must be subordinated to the Karlsson debt. These debt restrictions will make raising capital to meet the financing milestones and to fund our operations more difficult. See "Recent Developments—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

         We have agreed to compensate our related party Buffalo Management LLC for reducing its royalty interest in us on terms that are either dilutive or require a significant cash payment upon commencement of revenue.

        In connection with restructuring the Karlsson senior debt, we were required to increase Karlsson's royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties in the aggregate. In order to achieve this result, we negotiated with Buffalo Management, or Buffalo, to reduce our royalty payable to Buffalo from 2% to 1%. We agreed to compensate Buffalo for this royalty reduction by giving Buffalo either, or a combination of, at its election, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value of the royalty surrendered or (ii) preferred stock that is redeemable after we commence receiving revenues from the Holbrook Project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of our outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of our equity market capitalization. To value the surrendered royalty we agreed to engage a third party valuation firm reasonably satisfactory to Buffalo.

        We believe that the fair market value could be substantial and that compensating Buffalo could be significantly dilutive or expensive. If we issue preferred stock that is redeemable, we will have converted a royalty that would be payable only in proportion to our revenue stream into a debt obligation that likely will be payable prior to our revenue stream generating enough revenue to pay the redemption of the preferred stock in full. Further, even if we issue equity securities to Buffalo without a redemption right, Buffalo may insist that any preferred stock we issue to it in satisfaction of this obligation have a liquidation preference or other rights senior to the rights of the holders of common stock.

        Quincy Prelude LLC, one of our stockholders beneficially owning more than 5% of our common stock, owns 100% of the voting and 75% of the economic interests of Buffalo and has sole voting and dispositive power of the shares of our common stock owned by Buffalo. Chad Brownstein, one of our directors and our executive vice chairman, is the sole member of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude. Barry Munitz, our chairman, owns a 15% non-voting economic interest in Buffalo.

        Also, Chad Brownstein is the son of a founding member of Brownstein Hyatt Farber Schreck, LLP. Brownstein Hyatt serves as our principal outside legal counsel and advises the board on a variety of matters, including the arrangements with Buffalo Management. Brownstein Hyatt and Mr. Brownstein's father collectively own 1,778,150 shares of our common stock and options to purchase 120,000 shares of our common stock, representing 2.5% of our outstanding common stock immediately prior to this offering. During the nine months ended December 31, 2012 and 2011, we paid Brownstein Hyatt approximately $3.2 million and $0.4 million, respectively, in legal and lobbying/permitting fees, although Chad Brownstein does not share in any of these fees.

        Generally, transactions between a company and one or more of its directors will not be held invalid solely because one or more directors have an interest in the transaction, although, if challenged, courts frequently require the board and company to demonstrate that the terms of such transactions are entirely fair, both in process and in price, to the stockholders. Although we have established a special committee of our board comprised of directors who have no interest in Buffalo or Quincy Prelude and who are otherwise independent with respect to those entities and the individuals who control those entities to negotiate with Buffalo, and to select a third party appraiser to assess the fair market value of the surrendered portion of the royalty, we cannot assure you that the decisions of these directors may not be challenged. Related party transactions such as our relationship with Buffalo frequently give rise to civil litigation involving alleged breaches of fiduciary duty. In our case, plaintiffs may allege that the directors on our committee are not disinterested or independent, or that the advisors they have engaged to assist them also are not disinterested or independent. We cannot assure you that our stockholders will not commence such litigation and if commenced, that we may not be liable for breaches of fiduciary duty by our directors. Further, we cannot assure you that we will have adequate insurance coverage for any such claims should they occur.

        Even if we have adequate coverage for any claims that are made, the existence of such claims may cause damage to our reputation in the business community and may lead to our need to pay legal fees for our retainer as well as any judgment or settlement in excess of our coverage limits. Further, such litigation typically provides significant distraction to management. All of these factors may have a substantial and adverse impact on the value of our stock in the market as well as our business prospects.

         We have no current revenue source and a history of operating losses, and there is an expectation that we will generate operating losses for the foreseeable future. We may not achieve profitability for some time, if at all.

        We have incurred losses each year since our inception. We expect to continue incurring operating losses until several months after production occurs, if production ever occurs. As of March 31, 2013, our accumulated losses are estimated to be $131.6 million, which included derivative losses of $56.7 million that relate to the change in the fair value of the compound embedded derivatives of our convertible notes and warrants (see "Management's Discussion and Analysis" included in our annual report on Form 10-K/A for the year ended March 31, 2012 and in our periodic report on Form 10-Q/A for the period ended December 31, 2012, each incorporated herein by reference, for more information relating to our derivative losses), and the net loss attributable to us for the 12 months ended March 31, 2013 is estimated to be $51.9 million which included derivative losses of $1.9 million that relate to the change in the fair value of the compound embedded derivatives of our convertible notes and warrants. The process of exploring, developing and bringing into production a producing mine is time-consuming and requires significant up-front and ongoing capital. We have not defined or delineated any proven or probable reserves at any of our properties. The development of the Holbrook Project into a producing mine will require further studies that demonstrate the economic viability of the project, necessary permits, production decisions to be made and the arrangement of financing for construction and development. The PEA is based on estimates of mineral resources, which are not mineral reserves and do not have demonstrated economic viability. There can be no assurance that a DFS will be completed on time or at all, or that the economic feasibility of the Holbrook Project will be confirmed by a DFS. Few properties that are explored are ultimately developed into producing mines. We expect that we will continue to incur operating losses for the foreseeable future.

         We have no history of commercially producing potash and there can be no assurance that we will ever make it to the production stage or profitably produce potash.

        We have no history of commercially producing potash and no ongoing mining operations or revenue from mining operations. Many early-stage mining companies never make it to the production stage. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises, including:

  •
  the timing and cost, which can be considerable, of the construction of mining and processing facilities and related infrastructure;

  •
  the availability and cost of skilled labor and mining equipment;

  •
  the need to obtain necessary environmental and other governmental approvals and permits, and the timing of those approvals and permits;

  •
  the availability of funds to finance construction and development activities;

  •
  potential opposition from non-governmental organizations, environmental groups or local groups which may delay or prevent development activities; and

  •
  potential increases in construction and operating costs due to changes in the cost of fuel, power, labor, materials and supplies and foreign exchange rates.

        Cost estimates may increase significantly as more detailed engineering work and studies are completed on a project. It is common in new mining operations to experience unexpected costs, problems and delays during development, construction and mine start-up. Accordingly, there are no assurances that our activities will result in profitable mining operations or that we will successfully establish mining operations or enter into commercial production. Our failure to enter successfully into commercial production would materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our activities will produce natural resources in commercially viable quantities. There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

         Our estimated timetable to complete a DFS may not be accurate and we may not be able to complete the Holbrook Project.

        We currently are working toward the completion of a DFS; however, there is no guarantee that such a study will be completed on schedule, or at all, or that a completed study will confirm the economic feasibility of the Holbrook Project. If we decide to commence production, we will require significant amounts of capital, and our ability to obtain the necessary funding will depend on a number of factors, including the status of the national and worldwide economy and the price of potash. Fluctuations in production costs, material changes in the mineral estimates and grades of mineralization or changes in the political conditions or regulations in the United States may make placing the Holbrook Project into production uneconomic. Further, we may also be unable to obtain the necessary permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop the Holbrook Project.

         Our potash supply agreement with Sichuan Chemical is subject to risks that may prevent us from realizing the benefit of the agreement or that may have a material adverse effect on our business, results of operations and financial condition.

        Our agreement with Sichuan Chemical for its purchase of potash over a 10-year period may be terminated if the Holbrook Project has not achieved production by December 31, 2015. We will not achieve production by that date, and there can be no assurance that Sichuan Chemical will extend the December 31, 2015 deadline or that we will be able to commence production at all. In the event that Sichuan Chemical terminates its agreement with us, there is no guarantee that we will be able to enter into a similar agreement with another entity to purchase our potash and such an event could have a material adverse effect on our results of operations and financial condition.

        In addition, our agreement with Sichuan Chemical for delivery of potash is valued based on factors beyond our control including the then market price for potash in the People's Republic of China. If such market price materially lowers from its current rate, our valuation of the contract would decrease, which could have a material adverse effect on our results of operations and financial condition.

        Furthermore, our agreement with Sichuan Chemical limits our ability to sell potash in the People's Republic of China. This may make it more difficult for us to enter into supply agreements with other parties in the future, which could have a material adverse effect on our business, financial condition and results of operations.

         Our carrying costs of our mineralized assets are subject to subjective accounting judgments.

        In 2012, we made the transition from an evaluation and exploration company to a development-stage company. This was a facts and circumstances determination based on a variety of factors available to our management and board of directors at the time regarding its assessment of the probability of deriving economic gain from the Holbrook Project and its assessment of the value of that project at the time. Although we periodically reassess our assets for impairment as required by GAAP, it is possible that securities regulators reviewing our financial statements in the future may not agree with our initial determination to convert to a development stage company at that time. If we ultimately were subjected to a review by securities regulators that resulted in our need to change that assessment, we could be required to expense substantially all of our existing mineralized assets on our balance sheet, which would result in a substantial one-time non-cash expense and a substantial reduction in the carrying cost of our assets. This would likely result in a restatement of our financial statements, and could result in a decline in our market price.

         Our ability to attract and retain qualified contractors and staff is critical to our success. The departure of key personnel or loss of key contractors could adversely affect our business and financial condition.

        We are dependent on the services of key executives including Damon Barber, our president and chief executive officer, and several key contractors. The construction and operation of a mine and mill of the size we have planned for the Holbrook Project is expected to require hundreds of workers during the construction phase and once the mine is in production. We will require many of the same skill sets sought by other natural resource companies and we will be competing with these other natural resource companies in finding qualified contractors, consultants and staffing. Since many of these skills sets are highly specialized, the market for and availability of individuals possessing these skills will be impacted by the overall health of the natural resource sector. Due to our relatively small size, the loss of these persons or the inability to attract and retain additional highly skilled employees required for the development of our activities may have a material adverse effect on our business or future operations.

         Title and other rights to our mineral properties cannot be guaranteed, and we may be at risk of loss of ownership of one or more of our properties.

        We cannot guarantee that legal title to our properties or mineral interests will not be challenged and, if challenged, that we would be the prevailing party with respect to such challenge. Certain of the private leases and permits we have obtained are subject to uncertain title, or title which may, in the past, have not been assigned properly. We may not have, or may not be able to obtain, all necessary property rights to develop a property. Certain of our mineral properties are, or may be, subject to prior agreements, transfers or claims, and title may be affected by, among other things, undetected defects. We have not conducted surveys of all of the claims in which we hold a direct or indirect interest. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained secure claims to individual leases or permits may be constrained. A successful challenge to the precise area and location of these claims could result in us being unable to explore on our properties as permitted or being unable to enforce our rights with respect to our properties. This may result in us not being compensated for our prior expenditure relating to the property or may impact our ability to develop the Holbrook Project.

        The ultimate development plan at the Holbrook Project could include mining on lands that we do not currently have mining rights to. We have not been able to secure mineral rights to all of this land and we may ultimately be unable to secure these rights. Failure to secure these rights would significantly reduce the life of mine currently contemplated and could have a material adverse effect on the economic feasibility of the Holbrook Project.

         We have commissioned a technical report and an updated report in accordance with NI 43-101, which differs from the standards generally permitted in reports filed with the SEC.

        We have prepared a technical report and an updated report in accordance with NI 43-101 Standard of Disclosure for Mineral Projects, which differs from the standards generally permitted in reports filed with the SEC. Under the first resource calculation completed in 2011, we reported indicated and inferred resources and under the updated resource calculation completed in 2012, we reported measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured or indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. Investors should be aware that we have no "reserves" as defined by SEC Industry Guide 7 and much or all of the potential target mineral resources may never be confirmed or converted into SEC Industry Guide 7 compliant "reserves." The PEA and the Interim Report contain estimates based on our inferred resources. However, in accordance with both Canadian statutes and NI 43-101, estimates of inferred mineral resources cannot form the basis of a feasibility study. See "Cautionary Note to Investors Regarding Mineral Disclosures" elsewhere in this prospectus supplement.

Risks Related to this Offering

         There is no guarantee this offering will be successful.

        There is no guarantee that we will be successful in selling securities in this offering, and we may raise little or no funds from this offering.

         We are currently exploring and will continue to explore additional equity financing alternatives which could result in significant future dilution.

        We need to raise additional capital to satisfy our financing milestones and to fund our operations, and we are currently exploring alternatives that could involve issuing additional equity on terms substantially less favorable to us from the terms of this offering. To such extent, you will experience significant further dilution. See "Risk Factors—Consummation of the potential Very Hungry Parties investment as well as the failure to consummate the potential Very Hungry Parties investment would involve significant risks to an investor in this offering."

         The offering price determined for this offering is not an indication of our value.

        The offering price of $[            ] per unit (which represents approximately a [            ]% discount to The Nasdaq Capital Market closing price per share of our common stock on June 20, 2013, the last trading day before the announcement of this offering) may not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the offering price as an indication of the value of our common stock. After the date of this prospectus supplement, our common stock may trade at prices above or below the offering price.

         Consummation of the potential Very Hungry Parties investment as well as the failure to consummate the potential Very Hungry Parties investment would involve significant risks to an investor in this offering.

        The Very Hungry Parties are evaluating an investment of their $5.5 million subordinated notes in convertible preferred stock that would be automatically convertible into the same securities issued in this offering at the same offering price as described under "Summary of the Offering—$5.5 Million Investment by the Very Hungry Parties." We anticipate that the convertible preferred stock would automatically convert into these securities upon obtaining stockholder approval, which we would seek at our annual meeting of stockholders expected to be held in August 2013. However, we have not entered into any binding agreement reflecting these contemplated terms. There can be no assurance that we will be able to successfully consummate the Very Hungry Parties potential investment on these terms, or at all. If we are unable to successfully consummate the potential Very Hungry Parties investment, their subordinated notes in an aggregate principal amount of $5.5 million will remain outstanding and become due on September 9, 2013. There can be no assurance that we will be able to repay this debt when it comes due. As a debtholder, the Very Hungry Parties would have priority to receive payment in connection with a liquidation of the Company over holders of our common stock and warrants issued in this offering.

        We do not currently have any binding agreement with the Very Hungry Parties on the specific terms of the convertible preferred stock in which the Very Hungry Parties may invest their subordinated notes. Those terms, when agreed upon, may be different than those described herein and may be more unfavorable to us and our stockholders.

        Even if we successfully consummate the potential Very Hungry Parties investment, there can be no assurance that the convertible preferred stock we issue to them actually will be converted into the securities offered in this offering. If our stockholders did not approve the conversion, the convertible preferred stock would remain outstanding. We expect that the convertible preferred stock would have a liquidation preference over holders of our common stock. As a result, the holders of such convertible preferred stock would have priority to receive payment in connection with a liquidation of the Company over holders of our common stock and warrants issued in this offering.

        Further, the successful completion of the potential Very Hungry Parties investment and the subsequent conversion of the convertible preferred stock expected to be issued in that transaction, together with the exercise of warrants issued upon conversion of such convertible preferred stock will lead to significant dilution. Following completion of this offering and the Very Hungry Parties potential investment, the Very Hungry Parties and their affiliates may hold stock, warrants and options that on an as-converted basis would equal approximately [            ]% of our outstanding shares at the price of this offering.

Risks Related to the Mining Industry

         Potash is a commodity whose selling price is highly dependent on and fluctuates with the business and economic conditions and governmental policies affecting the agricultural industry. These factors are outside of our control and may significantly affect our profitability.

        Our future revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors, for U.S. markets, are:

  •
  weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

  •
  quantities of crop nutrients imported to and exported from North America;

  •
  current and projected grain inventories and prices, both of which are heavily influenced by U.S. exports and world-wide grain markets; and

  •
  U.S. governmental policies, including farm and bio-fuel policies and subsidies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

        International market conditions, which are also outside of our control, may also significantly influence our future operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import barriers, or foreign currency fluctuations in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

        In addition, as noted above, our agreement with Sichuan Chemical for the sale of potash is valued based on factors beyond our control including the then market price for potash in the People's Republic of China. If such market price is materially lower than current prices, it could have a material adverse effect on our results and operations and financial condition.

         Government regulation may adversely affect our business and results of operations.

        Our operations and exploration and development activities are subject to extensive federal, state and local government laws and regulations, which may be changed from time to time. These laws and regulations primarily govern matters relating to:

  •
  protection of human health and the environment;

  •
  handling, storage, transportation and disposal of natural resources, including potash, or its by-products and other substances and materials produced or used in connection with mining operations;

  •
  handling, processing, storage, transportation and disposal of hazardous materials;

  •
  management of tailings and other waste generated by our operations;

  •
  price controls;

  •
  taxation and mining royalties;

  •
  labor standards and occupational health and safety, including mine safety; and

  •
  historic and cultural preservation.

        We may incur substantial additional costs to comply with environmental, health and safety law requirements related to these activities. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining, curtailing or closing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws or regulations. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the exploration or development of our properties.

         Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

        All of our exploration and potential development and production activities are subject to regulation by governmental agencies under various environmental laws. Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste. We could also be held liable for natural resource damages. Liabilities under these and other environmental health and safety laws involve inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions. As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that may negatively impact our financial condition and operating results. Finally, we may discover currently unknown environmental problems or conditions that have been caused by previous owners or operators or that may have occurred naturally. The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

        Environmental legislation in the United States is evolving and the trend has been toward stricter standards of enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibly for companies and their officers, directors and employees. There can be no assurance that future changes in environmental laws and regulations will not adversely affect our business.

        In addition, portions of the area for the Holbrook Project could border, or are within, the expanded boundaries of the Petrified Forest National Park. The National Park Service recently acquired certain surface rights in this proposed expansion area that are included in the Holbrook Project. We hold the mineral rights for some of this land and we will need to work closely with both the State of Arizona and park officials regarding those portions of the Project to the extent we intend to use these rights in the Holbrook Basin. This coordination could potentially delay the issuance of necessary permits, or lead to the imposition of restrictions to some of our operations that could adversely affect the viability of portions of the Holbrook Project. It could also lead to the denials of, approvals and permits necessary to develop portions of the Holbrook Project. Furthermore the proposed expansion of the Petrified Forest National Park could limit our ability to acquire additional mineral rights, and additional acquisitions of lands or interests in land by the National Park Service could lead to further overlap with our current holdings.

        Continued government and public emphasis on environmental issues can be expected to result in increased future investments in environmental controls at ongoing operations, which may lead to increased expenses. Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

         Our current and anticipated future operations are dependent on receiving the required permits and approvals from governmental authorities. Denial or delay by a government agency in issuing any of our permits and approvals, imposition of restrictive conditions on us with respect to these permits and approvals or a failure to comply with the terms of any such permits that we have obtained may have a material effect on our business and operations.

        We must obtain numerous environmental, mining and other permits and approvals from various United States federal, state and local government authorities authorizing our future operations, including further exploration and development activities and commencement of production on our properties. There can be no assurance that all permits that we require for the construction of mining facilities and to conduct mining operations will be obtainable on reasonable terms, or at all. A decision by a government agency to delay or deny a permit or approval, or a failure to comply with the terms of any such permits or approval that we have obtained, may delay the completion of a DFS or may interfere with our planned development of the Holbrook Project and have a material adverse effect on our business, financial condition or results of operations.

         Our properties may not yield resources in commercially viable quantities or revenues that are sufficient to cover our cost of operations.

        Resource figures presented in our filings with the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent technical experts. These estimates are imprecise and depend upon geologic interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. Even the use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether resources will be present or, if present, whether in the quantities and grades expected. There can be no assurance that our estimates will be accurate or that any of our properties will yield resources in sufficient grades or quantities to recover our mining and development costs.

        Because we have not commenced commercial production, resource estimates for our properties may require adjustments or downward revisions based upon further exploration or development work or actual production experience. There can be no assurance that recovery of minerals in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale.

        The resource estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades, recovery rates, extraction rates and operating costs that may prove to be inaccurate. Extended declines in market prices for potash may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

         We are subject to the risks of doing business internationally as we attempt to enter into contracts with international companies.

        Our business operations are primarily conducted in the United States. However, we plan to do business with companies outside of the United States. The laws, regulations and policies in these countries may be different from those typically found in the United States. For example, our current potash supply agreement with Sichuan Chemical is governed by the laws of Hong Kong. Our international business relationships are subject to the financial and operating risks of conducting business internationally, including, but not limited to: unexpected changes in or impositions of legislative or regulatory requirements; potential hostilities and changes in diplomatic and trade relationships; local economic and political conditions; and political instability. The risks inherent in doing business internationally may have a material adverse effect on our business, operating results, and financial condition.

         We face competition from larger companies having access to substantially more resources than we possess.

        Our competitors include other mining companies and fertilizer producers in the United States and globally, including state-owned and government-subsidized entities. Many of these competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than we do. We may not be able to conduct our operations successfully, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive mineral properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. We may also encounter increasing competition from other mining companies in our efforts to hire the experienced mining professionals necessary to conduct our operations and advance our properties. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operations, financial condition and cash flows.

         Our business is inherently dangerous and involves many operating risks that are beyond our control, which may have a material adverse effect on our business.

        Our operations are subject to hazards and risks associated with the exploration, development and mining of natural resources and related fertilizer materials and products, such as:

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  fires;

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  flooding;

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  power outages;

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  explosions;

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  inclement weather and natural disasters;

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  mechanical failures;

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  rock failures and mine roof collapses;

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  unscheduled downtime;

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  industrial accidents;

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  environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and

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  availability of needed equipment at acceptable prices.

        Any of these risks can cause substantial losses resulting from:

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  injury or loss of life;

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  damage to and destruction of property, natural resources and equipment;

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  pollution and other environmental damage;

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  regulatory investigations and penalties;

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  revocation or denial of our permits;

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  suspension of our operations; and

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  repair and remediation costs.

        We do not currently maintain insurance against all of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase, if at all. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or other companies within the mining industry. We may also experience losses in amounts in excess of the insurance coverage carried. We may suffer a material adverse impact on our business if we incur losses in excess of our insurance coverage carried or losses related to any significant events that are not covered by our insurance policies.

         The mining industry is capital intensive and the ability of a mining company to raise the necessary capital can be impacted by factors beyond its control.

        The upfront cost incurred for the acquisition, exploration and development of a mining project can be substantial, and the ability of a mining company to raise that capital can be influenced by a number of factors beyond the company's control including but not limited to general economic conditions, political turmoil, market demand, commodity prices and expectations for commodity prices, debt and equity market conditions and government policies and regulations.

        Once in production, mining companies require annual maintenance capital in order to sustain their operations. This sustaining capital can also be substantial and may have to be secured from external sources to the extent cash flows from operations are insufficient.

        Future cash flow from operations is subject to a number of variables, including:

  •
  the quality of the resource base and the grade of those resources;

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  the quantity of materials mined:

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  the cost to mine the materials; and

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  the prices at which the mined materials can be sold.

        Any one of these variables can materially affect a mining company's ability to fund its sustaining capital needs.

        If our future revenues are adversely affected as a result of lower potash prices, including those related to sales pursuant to our agreement with Sichuan Chemical, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects. We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

         New sources of supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

        Potash prices have increased since 2009 and this coupled with projected increases in demand for potash have led to a renewed interest in bringing new sources of potash supply into the market. If production increases to the point where the market is over supplied, the price at which we are able to sell and the volumes we are able to sell could be impacted, which may materially and adversely affect our projected business, operating results and financial condition.

         Variations in crop nutrient application rates may exacerbate the nature of the prices and demand for our products.

        Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers' decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. This variability in application rates can materially aggravate the cyclicality of prices for our future products and our sales volumes.

         Global economic conditions can adversely affect our business.

        The unprecedented events in global financial markets in the past several years have had a profound impact on the global economy. Many industries, including the mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations, high volatility in global equity, commodity and foreign exchange and a lack of market liquidity. A continuation or worsening of current economic conditions, a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns could have a material adverse effect on our sales, margins and profitability.

Risks Relating to our Common Stock

         We have been notified by Nasdaq that we have failed to satisfy two continuing listing rules which could lead to our common stock being delisted from The Nasdaq Capital Market.

        On April 23, 2013, we received written notification from The Nasdaq Stock Market that for the last 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market based on Listing Rule 5550(a)(1). We have 180 calendar days, or until October 20, 2013, to regain compliance with this rule. On April 25, 2013, we received written notification from The Nasdaq Stock Market that we are no longer in compliance with Nasdaq Listing Rule 5550(b)(2) because the market value of our listed securities has fallen below the $35 million minimum requirement for continued listing on The Nasdaq Capital Market for a period of at least 30 consecutive business days. We have 180 calendar days, or until October 23, 2013, to regain compliance. While we are considering available options to regain compliance with these Nasdaq rules, there can be no assurance that we will be able to do so, which would likely result in our common stock being delisted from The Nasdaq Capital Market. Delisting of our common stock from The Nasdaq Capital Market could substantially reduce the liquidity of your investment in our common stock.

         The market price and trading volume of our common stock has been volatile, and you may lose all or part of your investment.

        Our common stock began trading on The Nasdaq Capital Market under the symbol "PGRX" on July 2, 2012. The high and low sale prices of our common stock on the NASDAQ Capital Market since trading commenced has been $4.06 and $0.12, respectively. The price of our common stock has fluctuated and may fluctuate in the future in response to many factors, including:

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  the perceived prospects for natural resources in general;

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  differences between our actual financial and operating results and those expected by investors;

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  our ability to raise additional capital on acceptable terms;

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  changes in the share price of public companies with which we compete;

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  news about our industry and our competitors;

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  changes in general economic or market conditions including broad market fluctuations;

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  the public's reaction to press releases and other public announcements and filings with the SEC;

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  arrival or departure of key personnel;

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  acquisitions, strategic alliances or joint ventures involving us or our competitors;

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  adverse regulatory actions; and

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  other events or factors, many of which are beyond our control.

        Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company's common equity drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

         Our articles of incorporation permit us to issue debt securities with voting rights which would dilute the voting power of the holders of our common stock.

        Our articles of incorporation permit us to issue debt securities with voting rights as permitted by Nevada corporate law. We have not issued any debt securities with voting rights as of the date of this prospectus supplement. Holders of voting debt securities may have different interests than stockholders and may vote in accordance with those interests. Issuances of debt securities with voting rights could also have an anti-takeover effect, in that it could make a change in control or takeover of us more difficult. For example, we could grant voting rights to debt holders so as to dilute the voting rights of persons seeking to obtain control of us. Similarly, voting rights could be granted to debt holders allied with our management and could have the effect of making it more difficult to remove our current management by diluting the voting rights of persons seeking to cause such removal.

         Future sales or issuances of shares of common stock or the exercise of our outstanding warrants may decrease the value of our existing common stock, dilute existing stockholders and depress the market price of our common stock. We may also issue additional shares of our common stock or securities convertible into our common stock in the future.

        We have issued warrants to purchase an aggregate of 20,579,703 shares of our common stock. In this offering, we will issue [            ] shares of our common stock, Series A Warrants exercisable into [            ] shares of our common stock, Series B Warrants exercisable into [            ] shares of our common stock and Series A Warrants exercisable into [            ] additional shares. The Series A Warrants are subject to full-ratchet anti-dilution protection, which may cause additional shares of common stock to become issuable upon exercise of the Series A Warrants if we sell securities in certain circumstances after the issuance of the Series A Warrants at a price below the exercise price of the Series A Warrants. If we successfully convert into equity on the terms described herein the $5.5 million subordinated notes held by the Very Hungry Parties, we would issue [            ] shares of convertible preferred stock ultimately convertible into [            ] shares of our common stock. We may also sell additional common stock in subsequent offerings and may issue additional warrants and shares of our common stock in the future, which may lower the market price of our common stock. Some of our advisors are compensated based on periodic issuances of shares of common stock or warrants to purchase common stock. We cannot predict the size of future sales and issuances of common stock or securities convertible into common stock or the effect, if any, that future sales and issuances of common stock or securities convertible into common stock will have on the market price of our shares of common stock. Sales or issuances of a substantial number of common stock or securities convertible into common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. With any additional sale or issuance of common stock, investors will suffer dilution of their voting power and we may experience dilution in our earnings per share. See "—We are currently exploring and will continue to explore additional equity financing alternatives which could result in significant future dilution."

         We incur increased costs as a result of being an operating public company, specifically as a result of Section 404 of the Sarbanes-Oxley Act of 2002.

        As a public company, we incur increased legal, accounting and financial compliance costs that we would not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the Sarbanes- Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, and are subject to the rules and regulations of The Nasdaq Stock Market. Such requirements increase our costs, make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

        The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, the market price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

         Our common stock could be considered a "penny stock" making it difficult to sell.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. In the past several months our common stock has traded well below $5.00 per share on the NASDAQ Capital Market. The SEC's penny stock rules require a broker- dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers- dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

         Securities analysts may not provide coverage of our shares or may issue negative reports, which may adversely affect the trading price and trading volume of the shares.

        Our common stock is currently covered by a limited number of securities analysts and we cannot assure you that securities analysts will cover our company going forward. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares of our common stock will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades our common stock or cease coverage, the trading price and volume of the shares of our common stock may decline. Further, because of our small market capitalization, it may be difficult for us to attract additional securities analysts to cover our company, which could significantly and adversely affect the trading price and volume of our stock.

         We do not intend to pay any cash dividends in the foreseeable future.

        We have never declared or paid dividends on our common stock nor do we anticipate paying any cash dividends on our common stock within the foreseeable future. Our board of directors has the ability and may so choose to declare cash dividends on our common stock, at their discretion, in the future. In their determination to declare dividends, the board will consider, among other factors, the company's financial positions, results of operations, cash requirements, and any applicable outstanding covenants. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

DESCRIPTION OF WARRANTS

        The following summary of the material provisions of the Series A Warrants and the Series B Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the forms of which will be filed as exhibits to a Current Report on Form 8-K that we will file in connection with this offering. Prospective investors should carefully review the warrants for a complete description of the warrant terms because they, and not this description, define your rights as holders of the warrants.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER
UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT.

        We will reserve and keep available at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants. In addition, so long as the common stock is listed on a stock exchange or is quoted on an interdealer quotation system, we will use our best efforts to list, or to be quoted, as the case may be, subject to notice of issuance, the common stock issuable upon the exercise of the warrants.

  Series A Warrant

        Duration and Exercise Price.    Each Series A Warrant offered hereby will entitle the holder thereof to purchase one share of our common stock at an initial exercise price of $[            ] per share, commencing immediately on the date of issuance and will expire on the fifth anniversary of the initial date of issuance. The exercise price is subject to appropriate adjustment in the event of (i) certain stock dividends and distributions, stock splits, stock combinations, reclassifications of common stock or similar events affecting our shares of common stock and (ii) the pro rata distribution to all holders of our common stock of evidences of our indebtedness or assets, rights or certain warrants. The Series A Warrants will be issued separately from the common stock included in the units, and may be transferred separately immediately thereafter. If the Series B Warrants described below are exercised in full, we will issue additional Series A Warrants to purchase an aggregate of [            ] shares of our common stock.

        Anti-Dilution Protection.    The Series A Warrants contain full-ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the Series A Warrants, with certain exceptions. The terms of the Series A Warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

        Cashless Exercise.    If, at any time during a Series A Warrant's exercisability period, the issuance of shares of our common stock upon exercise of the Series A Warrant is not covered by an effective registration statement and under certain other circumstances, we or the holder are permitted to effect a cashless exercise of the Series A Warrant (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the Series A Warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

        Transferability.    The Series A Warrants may be transferred at the option of the Series A Warrant holder upon surrender of the Series A Warrants with the appropriate instruments of transfer.

        Exchange Listing.    There is no established public trading market for the warrants, and there can be no assurance that such a market will develop. We do not plan on making an application to list the Series A Warrants on The Nasdaq Capital Market, any other national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series A Warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will have little or no value.

        Rights as a Stockholder.    Except by virtue of a holder's ownership of shares of our common stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A Warrants.

        Fundamental Transactions.    In the event of any fundamental transaction, as described in the Series A Warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the Series A Warrants will thereafter have the right to receive upon exercise of the Series A Warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the Series A Warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the Series A Warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the Series A Warrants after the fundamental transaction. In lieu of the right to receive upon exercise the shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock, the holders of the Series A Warrants may require us under certain circumstances to redeem the Series A Warrant for a purchase price payable in cash of the Black-Scholes value of the Series A Warrant, as calculated pursuant to the terms of the Series A Warrant.

        Limits on Exercise of Series A Warrants.    Except upon at least 61 days' prior notice from the holder to us, the holder will not have the right to exercise any portion of a Series A Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise. A holder may increase or decrease this beneficial ownership limitation upon not less than 61 days' prior notice to us but in no event may the limitation exceed 9.99% of the number of shares of our common stock issued and outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of a warrant.

        Amendments.    We and a holder may modify or amend the terms of a Series A Warrant or waive provisions thereof upon written consent.

  Series B Warrants

        Duration and Exercise Price.    Each Series B Warrant offered hereby will entitle the holder thereof to purchase one unit, consisting of one share of our common stock and one Series A Warrant, at an initial exercise price of $[            ], commencing immediately on the date of issuance and will expire on the 90th trading day after the initial date of issuance (subject to extension). The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications of common stock or similar events affecting our shares of common stock. The Series B Warrants will be issued separately from the common stock included in the units, and may be transferred separately immediately thereafter.

        Transferability.    The Series B Warrants may be transferred at the option of the Series B Warrant holder upon surrender of the Series B warrants with the appropriate instruments of transfer.

        Exchange Listing.    There is no established public trading market for the warrants, and there can be no assurance that such a market will develop. We do not plan on making an application to list the Series B Warrants on The Nasdaq Capital Market, any other national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series B Warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will have little or no value.

        Rights as a Stockholder.    Except by virtue of a holder's ownership of shares of our common stock, the holders of the Series B Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series B Warrants.

        Fundamental Transactions.    In the event of any fundamental transaction, as described in the Series B Warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the Series B Warrants will thereafter have the right to receive upon exercise of the Series B Warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the Series B Warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the Series B Warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the Series B Warrants after the fundamental transaction. In lieu of the right to receive upon exercise the shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock, the holders of the Series B Warrants may require us under certain circumstances to redeem the Series B Warrant for a purchase price payable in cash of the Black-Scholes value of the Series B Warrant, as calculated pursuant to the terms of the Series B Warrant.

        Limits on Exercise of Series B Warrants.    Except upon at least 61 days' prior notice from the holder to us, the holder will not have the right to exercise any portion of a Series B Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise. A holder may increase or decrease this beneficial ownership limitation upon not less than 61 days' prior notice to us but in no event may the limitation exceed 9.99% of the number of shares of our common stock issued and outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of a warrant.

        Amendments.    We and a holder may modify or amend the terms of a Series B warrant or waive provisions thereof upon written consent.

DILUTION

        Purchasers in this offering will experience an immediate increase in the net tangible book value per share of our common stock. Our net tangible book value as of December 31, 2012 was approximately ($82.4) million, or ($1.14) per share of our common stock (based upon 72,520,718 shares of our common stock outstanding as of December 31, 2012). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of shares of our common stock in this offering (on an as-converted basis) and the net tangible book value per share of our common stock immediately after completion of this offering. At the offering price of $[            ] per unit and after deducting estimated offering expenses payable by us, and the application of the estimated net proceeds from this offering, our pro forma net tangible book value as of December 31, 2012 would have been approximately ($[            ]) million, or ($[            ]) per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $[            ] per share and an immediate decrease in net tangible book value to purchasers in this offering of $[            ] per share. The following

table illustrates this per share dilution (based upon [            ] shares of our common stock that would have been outstanding on December 31, 2012 after giving pro forma effect to the consummation of this offering and the potential conversion of the subordinated notes held by the Very Hungry Parties).

Offering price				$	[	]
Net tangible book value per share as of December 31, 2012	$	([	])
Change per share attributable to this offering	$	[	]

Pro forma net tangible book value per share after this offering				$	([	])

Dilution in net tangible book value per share to purchasers				$	[ ]

        The calculations above are based on 72,520,718 shares of our common stock actually outstanding as of December 31, 2012 and do not take into effect further dilution to new investors that could occur upon the exercise of our outstanding stock options or other securities convertible into common stock having a per share exercise price greater than the offering price (at December 31, 2012, this included 9,761,000 stock options and 20,943,231 warrants to acquire shares of our common as well as 11,939,000 shares of our common stock available for future grant under our stock incentive plans).

USE OF PROCEEDS

        We intend to use the net proceeds from this offering to continue to fund the development of the Holbrook Project, including a DFS, make mandatory repayments of outstanding indebtedness, pay the expenses associated with this offering and for general corporate purposes. Under the terms of our senior debt owed to Karlsson we are required to escrow $9.2 million of the next $30 million of gross proceeds from capital raising, of which we have raised $5 million and escrowed $2.1 million, which funds may be released solely to fund specified development expenses for our Holbrook Project such as lease payments, engineering and drilling. We are required to pay 10% of all capital raised after the next $5 million to each of Karlsson and Apollo as payments on their respective promissory notes. The Karlsson senior debt bears interest at 9% per year and matures on the earlier of 12 months following completion of a DFS and July 1, 2015. The Apollo debt bears interest at 11% per year, matures on the earlier of 12 months following completion of a DFS and July 1, 2015 and was incurred in connection with termination of the Apollo financing.

        The terms of our senior debt owed to Karlsson require us to raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, and (ii) an additional $18 million by September 10, 2013. We have obtained an extension of our obligation to raise $7 million by June 17, 2013. Under the extension, we have until June 24, 2013 to enter into a formal written agreement with Karlsson revising the terms of the senior debt. There can be no assurance that we will be able to revise the terms of the senior debt on terms acceptable to us, or at all. If we are unable to successfully revise the terms of our senior debt, we will be in default, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment. In addition, we are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our Holbrook Project. $2.1 million of the proceeds we received from the $5 million Very Hungry Parties' loan was escrowed pursuant to this provision, and we will be required to deposit a portion of the proceeds from this offering into escrow. See "Recent Events—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

        As of the date of this prospectus supplement, our cash reserves are approximately $0.7 million (excluding escrowed cash of approximately $0.4 million we received from the $5 million Very Hungry

Parties' loan, which must be used for specified purposes related to development of the Holbrook Project pursuant to our restructured senior debt). We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering) to meet the funding milestones of our Karlsson senior debt, and to fund our operations (including satisfaction of existing payables to vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million.

        Even after raising approximately $[            ] million in this offering, we will have failed to raise the entire $7 million that we are required to raise by June 24, 2013 under the extension for our senior debt owed to Karlsson. We are currently in negotiations with Karlsson to revise the terms of the Karlsson senior debt. In addition, we are currently exploring and will continue to explore additional equity financing alternatives. While we will attempt to raise such additional capital on terms at least as favorable to us as the terms of this offering, we may not be successful in obtaining such terms, and additional capital may not be available to us at all. If we are unable to raise adequate additional capital, we will be in default under our senior debt agreements with Karlsson, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment.

        If we consummate this offering and the potential Very Hungry Parties investment, the number of shares of common stock issued in this offering together with the number of shares of common stock issuable upon exercise and conversion of securities issued in these two transactions will exceed our available common stock. If that is the case, we intend to seek an increase in our authorized common stock at our annual stockholders meeting expected to be held in August 2013.

UNDERWRITING

        We and Roth Capital Partners, LLC, whom we refer to as the Underwriter, will enter into an underwriting agreement with respect to the units being offered hereby. Subject to the terms and conditions of the underwriting agreement, the Underwriter has agreed to purchase from us, the following number of units on the closing of the offering at an offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriter	Number of Units
Roth Capital Partners, LLC

        The Underwriter has generally agreed to purchase all of the Units sold under the underwriting agreement if any of the Units are purchased, other than securities covered by the over-allotment option described below. The underwriting agreement provides that the Underwriter's obligation to purchase Units depends on the satisfaction of the conditions contained in the underwriting agreement including:

  •
  the representations and warranties made by us to the Underwriter are true;

  •
  there is no material change in our business; and

  •
  we deliver customary closing documents to the Underwriter.

        Additionally, the obligations of the Underwriter under the underwriting agreement may be terminated at the Underwriter's discretion upon the occurrence of certain stated events. We have agreed to indemnify the Underwriter and its directors, officers, stockholders, agents and employees against certain liabilities and expenses, including liabilities under the Securities Act. We have also agreed to contribute to payments the Underwriter may be required to make in respect of such liabilities.

        The underwriting agreement will provide that we will pay the Underwriter a discount of 8% ($0.[            ] per Unit) in consideration of the Underwriter's services in connection with the offering and a fee for services related to the Very Hungry Investment equal to 3% of $5 million if we raise less than $5 million in this offering and 5% of $5 million if we raise $5 million or more in this offering.

        The Underwriter has advised us that they propose initially to offer the units to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $[            ] per share. The Underwriter will not allow, and the dealers may not re-allow, any discount to other dealers. After the offering, the offering price and other selling terms may be changed. The Underwriter may receive from purchasers of the units normal brokerage commissions in amounts agreed with such purchasers.

        We have granted the Underwriter an option, which expires on the 30th day following the date of this prospectus supplement, to purchase from us, at a price equal to the public offering price, less the underwriting discount, up to an additional 15% shares of common stock and/or warrant units consisting of one Series A Warrant together with one Series B Warrant to cover over-allotments, if any.

        The offering price and terms of the offering were established through arms-length negotiation between us and the Underwriter with consideration given to the trading price of our common stock as reported on the NASDAQ Capital Market.

        The following table shows the per unit and total underwriting discounts and commissions we are obligated to pay to the Underwriter.

	Per Unit	Total
Public Offering Price
Underwriting discounts and commissions

        We estimate that expenses payable by us in connection with this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting commissions, will be between $0.5 and 1.5 million, depending on the extent of participation. In no event will the total compensation payable to the Underwriter and any other member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer (including any financial advisor) in connection with the sale of the shares, Series A Warrants and Series B Warrants offered hereby exceed 8.0% of the gross proceeds of this offering.

        The Company, its directors, executive officers and stockholders of 10% or greater of our issued and outstanding common stock have agreed to certain lock-up provisions with regard to future sales of our common stock, beginning on the date of the underwriting agreement and ending on, and including, the date that is 90 days (except in the case of the Company, 30 days) after such date, as set forth in the underwriting agreement.

        In connection with the offering, the Underwriter may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an Underwriter of a greater number of shares than it is required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the Underwriter's over-allotment option to purchase additional shares of common stock from us in the offering. The Underwriter may close out any covered short position by either exercising its over-allotment option to purchase additional shares or purchasing shares in the open market. In determining the source of shares of common stock to close out the covered short position, the Underwriter will consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which they may purchase additional shares of common stock pursuant to the over-allotment option granted to it. "Naked" short sales are any sales in excess of such over-allotment option. The Underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the Underwriter in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the Underwriter for their own accounts, may have the effect of preventing or delaying a decline in the market price of our shares of our common stock, and may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

        This prospectus supplement and the accompanying prospectus in electronic format may be made available on Internet sites or through other online services maintained by the Underwriter or by its affiliates. Other than any prospectus supplement and the accompanying prospectus made available in electronic format in this manner, the information on any website containing this prospectus supplement and the accompanying prospectus is not part of this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement forms a part, and such information has not been approved or endorsed by us or any Underwriter in such capacity and should not be relied on by prospective investors.

        The underwriting agreement will be included as an exhibit to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

        The Units will be offered in the United States through the Underwriter either directly or, if applicable, through its registered broker-dealer affiliates.

RECENT DEVELOPMENTS

Restructuring of Senior Debt Owed to Karlsson and Amendment of Apollo Notes

        On April 15, 2013, we entered into an extension agreement with Karlsson which restructured the senior first priority secured promissory note that we issued to Karlsson on August 1, 2012 in connection with our purchase of Karlsson's 50% interest in our subsidiary American West Potash LLC. The outstanding principal balance of the Karlsson note is approximately $115.3 million. In addition, we are currently liable to Karlsson for accrued and unpaid interest and accrued tax gross-ups totaling approximately $17.1 million, which will be due on the maturity date of the Karlsson note. In connection with the extension agreement, we amended some of the initial Karlsson transaction documents, including the Karlsson note, and restructured the two promissory notes issued to affiliates of Apollo Global Management, LLC on March 7, 2013 in the aggregate principal amount of $6.8 million.

Karlsson Note Amendment

        Under the Karlsson note amendment, the maturity date was extended to the earlier of (i) 12 months following completion of a DFS and (ii) July 1, 2015. An interim principal payment of $30 million is due on the earlier of (i) six months following completion of a DFS and (ii) January 2, 2015. Prior to the Karlsson note amendment we were required to prepay the Karlsson note with 40% of the net proceeds of any capital raised, whereas we are now required to prepay the Karlsson note with 10% of the gross proceeds of any capital raised following the first $10 million of capital raised. Under the Karlsson note amendment, the annual interest rate of 9% changed from simple to compounding and is now payable quarterly in kind by automatically increasing the principal balance of the Karlsson note.

        The Karlsson note amendment requires us to make future tax "gross-up" payments to Karlsson to compensate Karlsson for increases in federal and state income taxes and other tax related matters. We currently estimate the cost of these tax "gross-up" payments to be approximately $26.9 million. Under the terms of the original Karlsson loan we were required to make tax gross up payments estimated at $6.2 million. These tax gross-up payments are subject to change based on future changes in tax rates (including increases in effective income tax rates caused by "minimum tax" provisions such as the "Buffett rule" or "flat tax" proposals) and/or future changes in certain interest rates published by the Internal Revenue Service.

        Under the Karlsson note amendment, we are generally restricted from incurring debt other than approved subordinated debt, which is defined as debt that (i) is unsecured, (ii) is subordinate to the Karlsson note (the approved form of subordination agreement is attached as an exhibit to the Karlsson Note Amendment), and (iii) must be convertible to equity on September 10, 2013 if issued on or prior to September 10, 2013. We are also required to meet the following capital raising milestones: (i) $5 million by May 15, 2013, which was satisfied by the Very Hungry Parties' $5 million subordinated loan, (ii) an additional $7 million by June 17, 2013, of which all or any portion may be raised as approved subordinated debt, (iii) an additional $18 million by September 10, 2013, of which all or any portion may be raised as approved subordinated debt, and (iv) an additional $25 million no later than August 1, 2014, of which no more than $15 million may be raised as approved subordinated debt. We have obtained an extension of our obligation to raise $7 million by June 17, 2013. Under the extension, we have until June 24, 2013 to enter into a formal written agreement with Karlsson revising the terms of the senior debt. There can be no assurance that we will be able to revise the terms of the senior debt on terms acceptable to us, or at all. If we are unable to successfully revise the terms of our senior debt, we will be in default, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment. We are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our potash project in the Holbrook Basin. Additionally, we are allowed to incur up to $10 million in additional approved subordinated debt prior to the first payment date on the Karlsson note, but may incur no more than $1 million of debt after the first payment date of the Karlsson note.

        Prior to the Karlsson note amendment, we had 15 days to cure a payment default and 30 days to cure any non-payment default after, in each case, receiving notice thereof. Under the Karlsson note amendment, there are no notice or cure rights for any payment defaults or any defaults related to the financing milestones or escrow funding described above, or cross-defaults with other agreements. The majority of other non-monetary defaults now have a ten day notice and cure period.

        Under the Karlsson note amendment, Karlsson may assign the Karlsson note and any of the other Karlsson related documents following the earlier of (i) September 10, 2013, (ii) an event of default under the Karlsson note, and (iii) once we have raised at least $30 million of capital. The extension agreement contains customary lender releases and indemnification language.

Consideration to Karlsson

        In addition to changing the interest rate under the Karlsson note from simple to compounding and payment of the tax gross-up amounts described above, as consideration to Karlsson for entering into the extension agreement and the related documents, we have, among other things, (i) increased Karlsson's royalty interest from 1% to 2% (Buffalo Management LLC has agreed to decrease its royalty interest from 2% to 1% as described below) and eliminated the $75 million cap on Karlsson's previous 1% royalty interest, (ii) decreased the exercise price on Karlsson's warrants to purchase up to 5,605,834 shares of our common stock from $4.25 to $0.25 and allowed all of Karlsson's warrants to be exercisable on a cashless basis, (iii) provided Karlsson with an enhanced collateral package, including a parent guaranty from us and a pledge by us of 100% of the shares of our wholly owned subsidiary Prospect Global Resources Inc, a Delaware corporation and the owner of 100% of American West Potash LLC, and (iv) agreed to pay Karlsson $275,000 (which has been paid) for its attorneys' fees and costs associated with consummation of the extension agreement and related agreements.

Apollo Note Amendments

        Simultaneously with the execution of the extension agreement and related documents with Karlsson, we agreed with Apollo to amend the Apollo notes by extending the maturity dates from September 3, 2013 to the maturity date of the Karlsson note. The amendments also reduced our prepayment obligations from 33% of the net proceeds of any capital raised to 10% of the gross proceeds of any capital raised following our first $10 million of capital raised.

Buffalo Management Royalty Amendment

        In connection with restructuring the Karlsson senior debt, we were required to increase Karlsson's royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties in the aggregate. In order to achieve this result, we negotiated with Buffalo Management, or Buffalo, to reduce our royalty payable to Buffalo from 2% to 1%. We agreed to compensate Buffalo for this royalty reduction by giving Buffalo either, or a combination of, at its election, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value of the royalty surrendered or (ii) preferred stock that is redeemable after we commence receiving revenues from the Holbrook Project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of our outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of our equity market capitalization. To value the surrendered royalty we agreed to engage a third party valuation firm reasonably satisfactory to Buffalo. Buffalo Management is controlled by Chad Brownstein, our executive vice-chairman. Barry Munitz, our board chair owns minority non-voting interests in Buffalo Management. Our board has designated a committee composed of Ari Swiller and Conway Schatz to finalize these negotiations with Buffalo Management, neither of whom have any personal or economic interest in Buffalo Management.

Receipt of $5 Million Debt Financing.

        The Very Hungry Parties made a $5 million loan to us on May 2, 2013 and received from us subordinated notes in an aggregate principal amount of $5.5 million. In consideration for the subordinated loan we reduced the exercise price on warrants to purchase our common stock held by the Very Hungry Parties to $0.30 per share (in each case from exercise prices ranging from $4.25 per share to $3.00 per share) and extended the maturity of all such warrants to August 1, 2017. The subordinated notes bear no interest and mature on September 9, 2013. The subordinated notes are subordinated to all of our obligations to Karlsson. The Very Hungry Parties are evaluating an investment of the aggregate principal amount of their subordinated notes into the same securities offered in this offering at the offering price. Their investment would be effected in a private placement exempt from the registration requirements of the Securities Act. To comply with applicable Nasdaq Listing Rules, we expect that we would issue convertible preferred stock that is automatically convertible into the same securities issued in this offering at the same offering price upon obtaining stockholder approval, which we would seek at our annual meeting of stockholders expected to be held in August 2013. As required by the terms of our restructured senior debt owed to Karlsson, $2.1 million of the proceeds of the loan was escrowed to be used principally for land payments. Prior to this offering and the Very Hungry Parties investment, the Very Hungry Parties and an affiliate of the Trust hold stock, warrants and options that on an as-converted basis equal approximately 19.4% of our outstanding shares. Following completion of this offering and the Very Hungry Parties potential conversion of preferred stock, they will hold stock, warrants and options that on an as-converted basis equal approximately [            ]% of our outstanding shares.

Changes in Management

        In March 2013 we appointed Damon Barber our president and chief executive officer. Mr. Barber had previously served as our executive vice president and chief financial officer since December 2012. Also in March 2013 we appointed Gregory Dangler our interim chief financial officer. Mr. Dangler had previously served as our vice president of finance since March 2012.

        Mr. Barber has more than 20 years' experience in natural-resources finance and operations and is a former chief executive officer of CST Mining Group Limited, a Hong Kong-based mining company.

        While at CST Mining, Mr. Barber led a $600-million public equity raise to acquire two copper mine development projects. He subsequently directed the development of one project into production and directed the development of the second project to where it was sold for $505 million, returning CST approximately two times its investment in the project. During this time, Mr. Barber also served as Chairman of Marcobre S.A.C., a joint venture between CST and Korea Resources Corporation and LS

Nikko. Mr. Barber spent over 12 years of his career advising and assisting natural resource companies on mergers & acquisitions, debt and equity capital raisings, leveraged buy-outs and project financings while working as a managing director of and head of the metals and mining investment banking practice in Asia-Pacific at, Deutsche Bank and, prior to that, as a member of Credit Suisse's energy group.

        Mr. Dangler has a broad background in private equity investing, development of large-scale technical infrastructure projects, and the financing and management of international growth companies. Prior to joining us, Mr. Dangler served as chief executive officer of a technology and telecommunications company, whereas the founding executive, he helped the company raise capital and establish its global presence with operating interests in Africa and South America. Prior to that, Mr. Dangler was an associate with ITU Ventures, a leading private equity and venture capital firm focused on growth stage technology investments. While with ITU, Mr. Dangler executed private and public equity transactions, directed activity for mergers and acquisitions, and provided strategic support to portfolio companies.

        Our executive vice president and chief operating officer, Brian Wallace, recently resigned to accept a new position. We have no immediate plans to replace him as we believe our management team is at an appropriate size for the next stage of our growth.

Termination of Apollo Financing

        On March 7, 2013, we entered into a termination and release agreement with certain affiliates of certain investment funds managed by Apollo Global Management, LLC, which we refer to collectively as the Apollo parties, that terminated the securities purchase agreement, investors rights agreement and royalty agreement entered into with the Apollo parties in November 2012 (as amended in December 2012). These agreements related to a potential financing transaction, which we refer to as the Apollo financing, with the Apollo parties that is described in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 4, 2012 and December 26, 2012 and our definitive proxy statement on Form 14A filed with the Securities and Exchange Commission on December 26, 2012. The Apollo financing was terminated as a result of concerns about Prospect Global's ability to obtain the necessary stockholder approval for the Apollo financing.

        Under the Apollo financing, the Apollo parties would have paid us $100 million and received upon closing $100 million in newly issued 7-year 10% Convertible Springing 2nd Lien Notes. The Apollo notes would have been convertible into shares of our common stock at an initial conversion price of $2.70 per share, subject to anti-dilution provisions. The Apollo notes would have voted on an as converted basis with our common stock. As part of the Apollo financing, the Apollo parties would have received warrants to purchase approximately 25.9 million shares of our common stock at $2.70 per share and approximately 21.5 million shares of our common stock at $3.25 per share, each subject to anti-dilution provisions. Under a royalty agreement entered into in connection with the Apollo financing, to which Buffalo Management LLC was also a party, upon issuance of the Apollo notes, Buffalo's existing right to receive 2% of our gross revenues would have terminated, and thereafter each of Buffalo and the Apollo parties would have had the right to receive the greater of 1% of our gross revenues or 1% of the gross sales of our American West Potash subsidiary. Buffalo Management is controlled by Chad Brownstein, our executive vice-chairman. Barry Munitz, our board chair, owns a minority non-voting interest in Buffalo Management.

        Upon execution of the termination and release agreement (i) we paid the Apollo parties $750,000 in cash and issued two promissory notes totaling approximately $6.8 million as a break up and release payment and (ii) we reimbursed the Apollo parties for $2.16 million of expenses incurred by them in connection with the Apollo Financing. The agreement also contains mutual releases.

        In connection with the restructuring of our senior debt owed to Karlsson, we and Apollo agreed to modify the terms of the outstanding promissory notes. The promissory notes now bear cash interest at an annual rate of 11% and mature on the same day as the Karlsson note matures. We are required to prepay the promissory notes pro rata with 10% of the gross cash proceeds received by us from the issuance or incurrence of any indebtedness, the issuance or sale of any equity interests, or any other financing following our first $10 million of capital raised. The promissory notes are unsecured; provided that we may not issue any secured debt or debt that is guaranteed by any of our subsidiaries, unless, concurrently, we cause the promissory notes and the obligations thereunder to be equally and ratably secured by the same assets and/or guaranteed by the applicable subsidiary(ies).

Claim Asserted by Stockholder

        We recently received correspondence from a stockholder who purchased $10 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering. We believe the claim is without merit and are vigorously defending against it. No litigation has been commenced in this matter. In a letter dated June 14, 2013, the four underwriters in our November 2012 public offering notified us that they received a letter from this stockholder in which the stockholder elected to void its purchase of shares in our November 2012 public offering. Pursuant to the terms of the underwriting agreement we entered into with the underwriters in our November 2012 public offering, the underwriters requested that we appoint counsel for the underwriters to advise on this matter, subject to their determination that counsel is satisfactory, or, alternatively, we may authorize the underwriters to employ counsel at our expense.

INDUSTRY OVERVIEW

Potash

        Potash is used to describe a wide variety of compounds valued primarily for their potassium content, which is commonly measured in K2O units. The most concentrated and commonly available form of potash is potassium chloride (KCl), also referred to as Muriate of Potash (MOP), which is between 60-62% K2O by weight and accounts for more than 60% of domestic potash production. Secondary forms of potash include sulfate of potash magnesia, also known as langbeinite (22% K2O), potassium sulfate (50% K2O) and potassium nitrate (44% K2O).

        Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. A proper balance of these nutrients improves plant health and increases crop yields. Potash helps regulate plants' physiological functions and improves plant durability, providing crops with protection from drought, disease, parasites and cold weather. Currently, no cost effective substitutes exist for these three nutrients. Less effective nutrient sources do exist; however, the relatively low nutrient content of these sources and cost of transportation reduce their attractiveness as a viable, economic alternative to potash.

        Potash is primarily mined from underground mines and less frequently, from naturally occurring surface or sub-surface brines. It is mined through both conventional underground methods and surface or solution mining. Unlike nitrogen and phosphate, potash does not require additional chemical conversion to be used as a plant nutrient. Virtually all of the world's potash is currently extracted from commercial deposits located in 12 countries and production is currently concentrated among a few leading producers. Canada is the largest producer of potash followed by Russia and Belarus, which together account for more than 60% of global production.

        Domestically, approximately 85% of all potash produced is used as a fertilizer, most of it in the form of potassium chloride, according to the U.S. Geological Survey. The chemical industry consumes the remaining 15% of potash produced. Non-fertilizer uses of potash include chemical and pharmaceutical products, drilling fluid additive during oil and gas exploration, animal feed, detergents, glass and ceramics, textiles and dyes.

Mining

        Potash ore is mined from two primary types of ore deposits:

  •
  Marine evaporite deposits are buried deep below the earth's surface and typically range between 400 meters to over 1,000 meters in depth. Most potash is sourced from these deposits using conventional mechanized underground mining methods, though solution mining methods also are also commonly used in North America. However, the land area affected by a conventional mine is typically limited to the immediate area surrounding the shaft, plant and waste disposable and is typically confined to several square kilometers.

  •
  Surface brine deposits are associated with saline bodies of water such as the Great Salt Lake in the United States and the Dead Sea in the Middle East. These ore deposits are exploited using solar evaporation ponds to concentrate and precipitate the potash. The land area affected by the evaporation ponds can be extensive, and some operations cover in excess of 90 square kilometers, according to the United Nations Environment Programme.

        A conventional mechanized underground mining operation is the most widely used method for potash ore extraction. The mining techniques and equipment utilized depend on a variety of factors, including: the ore body depth, continuity of potash beds, geometry and thickness of potash beds, the geological and geotechnical conditions of the ore and surrounding rock, and the presence of overlying aquifers. Conventional mining methods that are typically utilized include variations of room and pillar, longwall, cut and fill, and open stope techniques.

        Solution mining is an alternative mining method that is currently utilized at a number of operations throughout North America. The solution mining process typically relies on elevated solubility at elevated temperatures in brine of sylvite and in comparison to salt (NaCl). Typically, brine is heated on the surface and then injected into the mineralization horizon through tubing. The heated brine absorbs sylvite and is then pumped back to the surface to a number of ponds, where the potash precipitates before being sent to the plant for processing. After the potash is extracted and the brine cools, the brine is then re-heated and the process repeated.

Demand for Potash

        We believe the long-term demand for potash remains positive and will be driven by the continued growth in emerging economies, a growing global population and the upgrading of diets worldwide amongst the growing middle class. In the near term, we anticipate that the global economy will continue to recover, albeit on a slower pace. A sustained recovery in the global economy in the coming quarters and years, combined with positive forecasts of global consumption, is likely to lead to an increase in demand for commodities such as potash. Specifically, we believe that as the emerging markets grow and the members of their middle classes increase, the diet of this increasingly affluent population will change and drive demand for more agricultural products. This incremental demand on the agricultural industry will translate, in our opinion, into a sustained increase in demand for potash and fertilizer generally.

        Potash demand depends primarily on the demand for fertilizer, which is based on the total planted acreage, crop mix, soil characteristics, fertilizer application rates, crop yields and farm income. Each of these factors is affected by current and projected grain stocks and prices, agricultural policies, improvements in agronomic efficiency, fertilizer application rates and weather. From 2000 to 2011, global consumption of potash as a fertilizer grew at a compound annual growth rate (CAGR) of 2.54% per year, from approximately 35.9 million tonnes KCl to approximately 47.3 million tonnes KCl, according to Fertecon.

Global Potash Fertilizer Consumption
(000 tonnes KCl)

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012E
EU-15	5,660	5,587	5,424	5,436	5,289	4,662	4,558	4,767	2,427	2,953	3,656	3,240	3,297
EU-12	941	956	969	1,006	1,053	1,129	1,275	1,392	1,126	691	1,066	1,107	1,084
Other Europe	438	414	449	475	496	490	517	566	437	287	428	455	471
CIS	1,090	1,096	1,172	1,043	1,174	1,302	1,761	1,682	1,821	1,983	2,116	2,251	2,331
Africa	788	759	772	823	843	822	891	925	739	695	806	856	856
Middle East	327	286	316	378	423	422	434	453	367	328	297	301	280
Asia	12,536	13,088	13,595	14,894	17,188	18,840	18,820	20,088	18,784	17,423	21,340	21,726	21,219
Oceania	597	646	671	657	718	609	603	584	532	431	475	502	508
North America	7,846	7,941	8,018	8,845	8,389	7,694	8,295	7,531	4,900	7,074	7,382	7,372	7,737
Latin America	5,643	6,260	6,886	8,255	8,691	7,661	7,716	9,069	8,029	6,700	8,288	9,473	10,197

World Total	35,866	37,032	38,272	41,813	44,263	43,632	44,869	47,058	39,161	38,566	45,854	47,284	47,980

United States	7,326	7,408	7,362	8,176	7,694	7,024	7,629	6,936	4,595	6,630	6,870	6,885	7,197
US % of Consumption	20.4%	20.0%	19.2%	19.6%	17.4%	16.1%	17.0%	14.7%	11.7%	17.2%	15.0%	14.6%	15.0%

Source: Fertecon, February, 2013

        While developed countries have traditionally been the largest consumers of potash, developing countries are the fastest growing markets for potash, including in the emerging and developing economies of India, China and Brazil. Fertecon estimates that potash fertilizer consumption will grow in India, China and Brazil at a CAGR of 8.6%, 4.8% and 6.0%, respectively, from 2011 to 2020.

Population and income growth are two important drivers of potash demand. The United Nations Department of Economic and Social Affairs/Population expects that the world's population will grow from approximately 7 billion in 2011 to in excess of 9 billion by 2050, with the majority of growth coming from developing countries. As incomes grow, people demand a more nutritious, protein-rich diet, primarily through increased meat consumption. This creates demand for potash fertilizers to grow grain for animal feed.

        According to the USGS Mineral Commodity Summaries (January 2012), approximately 15% of U.S. potash consumption is used in the production of potassium chemicals for industrial markets. Industrial applications for potassium chloride include the production of potassium hydroxide, which is used in the production of other potassium chemicals; the production of potassium carbonate, which is primarily used for specialty glasses for cathode-ray tubes and as a component in dry-chemical fire extinguishers; leavening agents; and as a pharmaceutical ingredient. Potassium chloride is also used in the oil and gas industry as a drilling fluid additive and we believe it represents a small fraction of drilling expense. Other industrial applications of potassium chloride include use as a flux in secondary aluminum processing, as a potassium supplement in animal feeds, and in ceramics, textiles and dyes. From 2000 to 2011, U.S. industrial consumption of potash grew at a CAGR of 1.6%, from 725 thousand tonnes to 865 thousand tonnes, according to Fertecon.

        With its highly developed agricultural economy and limited domestic production capability, the U.S. is the second largest consumer of potash globally, representing 16.4% of total estimated consumption for 2010, as reported by Fertecon. According to Fertecon, in 2010, the U.S. was the largest importer of potash in the world, importing over 84% of its potash. The high level of potash consumption in the U.S. is in large part due to its extensive cultivation of commodity crops such as corn, wheat, cotton and soybeans.

        Based on demand growth expectations, and assuming normal effective capacity utilization rates and timely completion of all announced capacity expansions, Fertecon projects the global potash market to grow from 36.0 million tonnes of K2O total sales in 2011 to 48.7 million tonnes in 2020, which represents a 3.4% CAGR.

Supply of Potash

        The supply of potash is influenced by a broad range of factors including available capacity and achievable operating rates; mining, production and freight costs; government policies and global trade. Barriers to adding new potash production are significant because economically recoverable potash deposits with the appropriate geologic conditions occur rarely. According to Fertecon, in 2011, seven countries accounted for approximately 91% of the world's aggregate potash production. This scarcity has resulted in a high degree of concentration among the leading producers. Canada currently accounts for approximately 30% of global potash production. The next six largest producers, Russia, Belarus, China, Germany, Israel and Jordan, account for approximately 61% of global production. The U.S. produces approximately 16% of the potash it consumes. U.S. potash reserves are concentrated in the southwestern U.S. and account for approximately 3% of world production. Only 12 countries produce nearly all of the world's supply, making much of the world dependent upon imports to satisfy their potash requirements. According to the International Fertilizer Association, approximately 80% of potash produced was traded across borders in 2006.

 Global Potash Production
(000 tonnes KCl)

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012E
Germany	5,588	5,820	5,658	5,845	5,945	6,008	5,927	5,932	5,384	2,932	4,855	5,092	5,451
Spain	856	772	667	830	907	810	716	777	728	569	514	783	828
United Kingdom	985	872	885	1,019	884	720	704	700	661	328	410	552	467
Belarus	5,528	6,044	6,215	6,933	7,560	8,078	7,549	8,150	8,143	4,074	8,562	8,696	7,533
Russia	6,092	6,979	7,181	7,715	9,179	10,271	9,292	10,415	9,729	6,041	10,098	10,649	8,970
Israel	2,865	2,860	3,145	3,210	3,504	3,707	3,645	3,577	3,557	3,147	3,311	2,910	3,557
Jordan	1,936	1,962	1,924	1,960	1,929	1,829	1,699	1,856	2,004	1,120	1,943	2,258	1,682
China PR	496	648	633	995	2,036	2,426	3,139	3,393	3,795	4,502	5,074	5,810	6,032
Canada	15,039	13,364	13,938	14,924	16,557	17,350	13,705	17,840	17,265	7,236	15,568	17,587	14,918
United States	2,058	2,032	2,070	1,829	2,073	1,880	1,752	1,788	1,663	1,086	1,788	1,794	1,613
Brazil	579	566	596	640	630	609	695	661	577	681	651	615	540
Chile	695	795	900	861	850	839	761	843	938	1,071	1,393	1,511	1,721
Rest of World	558	425	224	64	5	7	—	—	3	3	57	231	286

World Total	43,274	43,139	44,035	46,824	52,059	54,535	49,585	55,931	54,448	32,792	54,225	58,489	53,597

Source: Fertecon

        The leading global providers of potash are shown in the following chart:

Source: Fertecon

        In addition to the scarcity of economic deposits, another significant barrier to entry into the potash business is the location of the world's currently identified and unexploited potash reserves. A large portion of such reserves resides in politically unstable and/or remote locations where it would be costly to build the infrastructure necessary to develop a new mine, such as electricity, water and links to rail transportation. In some cases, appropriate infrastructure, such as deep sea ports to allow shipment of potash to consuming regions, may be impractical to construct. Another barrier to entry is the long lead time necessary to develop and construct a new mine, which adds to the development costs for a new potash mine, especially in currently unexploited regions where ore bodies tend to be much deeper in the earth than the reserves that are currently being mined.

Price Fundamentals of Potash

        Before 2003, potash pricing remained relatively flat, primarily due to excess potash supply that was created following the collapse of the Soviet Union. By 2003, potash demand had grown sufficiently to absorb this excess supply, and prices began to increase considerably. Since that time, consistent growth in global demand, coupled with limited increases in global supply, has led to a significant increase in potash prices. For example, according to Green Markets, a Bloomberg BNA business, potash granular spot prices were US$525/tonne FOB Carlsbad as of April 2012, a 5% increase over the April 2011 price of US$500/tonne.

Source: Green Markets, a Bloomberg BNA Business. Reflects pricing for granular potash.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax consequences of the purchase and ownership of the units offered by this prospectus supplement. This discussion assumes the holders of our units and holders of our common stock hold such units and stock, as applicable, as a capital asset within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based on the Code, Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders who are U.S. persons within the meaning of the Code, does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances and does not apply to holders who may be subject to special tax treatment, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker dealers, holders who hold our units and common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our units and/or common stock, the U.S. federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of our common stock and/or units that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax consequences of the rights offering and related share issuance.

        We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the units offering or the exercise of warrants. The following summary does not address foreign, state, local or non-income tax laws. ACCORDINGLY, EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

        The material U.S. federal income tax consequences to a holder of our common stock, Series A Warrant, Series B Warrant and any related common stock issuance should be as follows:

  1.
  A holder's tax basis in a unit purchased pursuant to this prospectus supplement will equal the offering price paid by the holder, and should be allocated among the common stock, the Series A Warrant and the Series B Warrant in proportion to their respective fair market values on the date of purchase.

  2.
  A holder should not recognize any gain or loss upon the exercise of a Series A Warrant. A holder's basis in the common stock received through the exercise of a Series A Warrant will be equal to the amount paid by the holder upon the exercise of the Series A Warrant, plus any basis that was initially allocable to the Series A Warrant on the date of purchase.

  3.
  A holder should not recognize any gain or loss upon exercise of a Series B Warrant. A holder's aggregate basis in the common stock and the Series A Warrant, through the exercise of the Series B Warrant, will be equal to the amount paid by the holder upon the exercise of the Series B Warrant plus any basis that was initially allocable to the Series B Warrant on the date of purchase. A holder's aggregate basis in the common stock and the Series A Warrant should be allocated between the common stock and the Series A Warrant in proportion to their respective fair market values on the date of exercise.

 LEGAL MATTERS

        The validity of the common stock and warrants offered by this prospectus supplement will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. The Underwriter is being represented by Morrison & Foerster LLP, Palo Alto, California. Brownstein Hyatt Farber Schreck and one of its partners collectively own 1,778,150 shares of our common stock and options to purchase 120,000 shares of our common stock. Norman Brownstein, a founding partner of Brownstein Hyatt Farber Schreck, is the father of Chad Brownstein, our executive vice chairman. See "Transactions with Related Persons" in our definitive proxy statement filed with the SEC on August 15, 2012 which is incorporated herein by reference.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2012 have been so incorporated in reliance on the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The technical information and preliminary economic estimates relating to the Holbrook Project in the accompanying prospectus and the documents incorporated by reference herein and therein, have been included in reliance on the reports prepared by North Rim Exploration Ltd. and Tetra Tech, Inc., North Rim Exploration Ltd issued the Resource Calculation, as updated, analyzing the results of our field operations. Tetra Tech completed a Preliminary Economic Assessment and is completing the Interim Report to set forth a preliminary view with respect to the potential economic viability of the Holbrook Project.

PROSPECT GLOBAL RESOURCES INC.

$400,000,000

Common Stock
Preferred Stock
Warrants
Purchase Contracts
Rights
Depositary Shares
Debt Securities
Units

        We may offer and sell from time to time in one or more offerings, common stock, preferred stock, warrants, purchase contracts, rights, depositary shares, debt securities and units (collectively, the "securities") of Prospect Global Resources Inc. The aggregate amount of the securities offered under this prospectus will not exceed $400 million.

        Our common stock is quoted on the OTC Bulletin Board under the symbol "PGRX". On May 17, 2012, the last reported sale price of our common stock was $5.00 per share.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Information Incorporated by Reference" before you make your investment decision.

        Securities may be sold to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 8 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2012.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, using a "shelf" registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

        We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Investors" section of our website at www.prospectgri.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended):

  (a)
  Annual Report on Form 10-K for the year ended March 31, 2012, as filed with the Commission on May 10, 2012;

  (b)
  The Company's Current Reports on Form 8-K, as filed with the Commission on March 15, 2012, March 21, 2012 and April 12, 2012; and

  (c)
  The description of the Company's common stock contained in our registration statement on Form 8-A filed June 14, 2011 with the SEC under Section 12(b) of the Exchange Act (File No. 000-54438), including any subsequent amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

  Prospect Global Resources Inc.
  1401 17th Street, Suite 1550
  Denver CO 80202
  Attention: VP Corporate Finance
  Telephone: (303) 990-8444

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, including statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). The forward-looking statements may appear in a number of places and include statements with respect to, among other things: business objectives and strategies, including our focus on the Holbrook Basin in Arizona, as well as statements regarding intended value creation; our opinion about future demand for and supply of potash; our plan to capitalize on potash demand; our plan to acquire properties, companies or interests in companies with a potash reserve base; our plan to prove up reserves by acquiring seismic data and drilling and coring test holes; our plan to begin the environmental and permitting process, preliminary mine design and bankable feasibility study, which we estimate to complete this year; our plan of exploration; the viability of a potash mine in the Holbrook Basin; the economic benefits of a potash mine; future sales of state leases and permits; our intention to raise additional funds by way of public or private offerings of debt, equity, convertible notes or other financial instruments; our anticipation of raising and contributing to our 50% owned subsidiary, American West Potash LLC, or AWP, and raising additional money to fund our general corporate expenses; our ability to further implement our business plan and generate revenue; our anticipation of investing considerable amounts of capital to establish production from our mining project; our anticipation of our ability to generate reserves that are capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project; anticipated operating costs; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; anticipated compliance with and impact of laws and regulations; anticipated results and impact of litigation and other legal proceedings; and effectiveness of our internal control over financial reporting.

        Although these forward-looking statements reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

  •
  Our history of operating losses;

  •
  Our limited operating history;

  •
  Our inability to obtain sufficient additional capital;

  •
  Our dependence on the success of the exploration and development activities of AWP;

  •
  The denial or delay by a government agency in issuing permits and approvals necessary for our operations or the imposition of restrictive conditions with respect to such permits and approvals;

  •
  The failure of our mining prospects to yield natural resources in commercially viable quantities;

  •
  Production disruptions;

  •
  The departure of key personnel;

  •
  Competition from other potash companies;

  •
  Risks associated with acquiring producing properties, such as difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt;

  •
  Our inability to insure against operating risks;

  •
  The market price of potash and products based on potash;

  •
  Conditions in the agricultural industry;

  •
  Government regulation;

  •
  Global supply of and demand for potash and potash products;

  •
  The cyclicality of the crop nutrient markets;

  •
  Global economic conditions;

  •
  The lack of an active public market for shares of our common stock;

  •
  The potential volatility of the market price and trading volume of our shares of common stock;

  •
  The dilutive effect of future issuances of shares of common stock;

  •
  The effects on the market price of our common stock of future issuances of shares of our common stock;

  •
  Costs associated with being a public company;

  •
  Our common stock potentially being a "penny stock;"

  •
  Our failure to list our common stock on any national securities system or exchange; and

  •
  The failure of securities analysts to initiate coverage of our shares or their issuance of negative reports.

        In this prospectus, and in any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, unless the context otherwise requires:

  (a)
  all references to "Prospect" or "Prospect Global" refer to Prospect Global Resources Inc. f/k/a Triangle Castings, Inc., a Nevada corporation.

  (b)
  all references to "old Prospect Global" refer to Prospect Global Resources Inc., a Delaware corporation.

  (c)
  all references to "we," "us," "our" and "the Company" refer collectively to Prospect and its subsidiaries old Prospect Global and American West Potash LLC.

  (d)
  all references to "Triangle" refer to Prospect Global prior to the merger, at which time its name was Triangle Castings, Inc.

 PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of Prospect Global and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

  •
  This prospectus, which explains the general terms of the securities we may offer;

  •
  The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

  •
  The documents referred to in "Where You Can Find More Information" for information about Prospect Global, including our financial statements.

Prospect Global Resources Inc.

        Prospect is a development stage company engaged in the development of a potash mine in the Holbrook Basin of eastern Arizona. Our address and telephone number are 1401 17th Street, Suite 1550, Denver CO 80202, 303-990-8444.

        In the 1960's and 1970's, Arkla Exploration Company, Duval Corporation and others drilled approximately 135 core holes to delineate the potash resource in the basin. However, to date the Holbrook Basin has not commercially produced potash.

        American West Potash, or AWP, in which we own a 50% interest and which we operate, holds potash exploration permits on 42 Arizona state sections and leases for the mineral rights on 109 private sections which, in total, cover approximately 94,000 acres. The state permits are for five year terms, of which 15 expire in 2014 and 27 expire in 2015. Of the 109 private sections, eight of the leases expire in 2020 while the rest run in perpetuity subject to certain terms and conditions. As long as AWP performs exploration or development activity, it may extend all leases, subject to various default clauses. As the operator of AWP, we manage all phases of the project which include but are not limited to exploration activities, geological analysis, permitting, engineering, construction, mining and production.

        During 2011, AWP acquired approximately 70 miles of 2D seismic data and completed the drilling and coring of 12 holes. The results from the seismic data and the drilling helped delineate the potash resource potential on AWP's acreage and supported the completion of a 43-101 mineral resource estimate report (Resource Calculation) and Preliminary Economic Assessment (PEA). This was combined with the historic information of approximately 58 wells in our project area. Due to the relatively shallow depth of the deposit, AWP plans to mine the potash employing conventional underground mining techniques.

        In 2011, we contracted North Rim Exploration Ltd, a leading third party geologic engineering firm, to supervise field activity, analyze the results and prepare the Resource Calculation. North Rim completed the requisite activities and issued the Resource Calculation on October 17, 2011.

        Highlights from the Resource Calculation:

  •
  The identified potash deposit was divided into two seams by North Rim; KR-1 and KR-2.

  •
  KR-2 contained indicated resources of approximately 15.95 Million Metric Tonnes (MMT), at a weighted average K2O (potash) grade of 10.09%. Additionally, KR-2 contained inferred resources of approximately 49.29MMT K2O at a weighted average K2O grade of 11.39%.

  •
  KR-1 contained inferred resources of approximately 17.15MMT K2O, at a weighted average K2O grade of 13.44%.

  •
  The potash beds occur at relatively shallow depths, generally less than 551m (1600ft).

  •
  The potash deposit is in close vicinity to existing infrastructure including rail, major highways, gas and power.

        The complete Resource Calculation is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on October 19, 2011. As defined by SEC Industry Guide 7 as required by the Securities Exchange Act of 1934, AWP's resource currently does not meet the definition of proven or probable reserves.

        Based on the conclusions reached and recommendations within the Resource Calculation, we contracted with Tetra Tech, a leading third party engineering firm, to complete the PEA to determine the economic viability of mining the resource.

        Highlights from the PEA:

  •
  The PEA considered only KR-2, as identified above within the Resource Calculation.

  •
  Initial production of the project is targeted to be approximately 2MMT (approximately 2.2 million short tons) of finished products per year, mined by conventional underground mining methods.

  •
  The estimated life of the mine, considering both indicated and inferred, is approximately 40 years.

  •
  Preliminary evaluations of the general site characteristics from a biological and water resource perspective have not identified environmentally sensitive areas, or conditions which would appear to be significant obstacles to permitting.

  •
  Mine site operating costs are estimated at US$98/tonne.

  •
  Total estimated initial capital cost for constructing the mine and mill, including indirect and contingency costs, are estimated at US $1,334 million over the initial 3 year pre-production period.

  •
  Project economic analyses were performed on a before tax basis, with a base case assuming 85% mill recovery rate, a potash selling price of US$496/tonne ($450/ton) and a 10% discount rate. This base case resulted in a net present value (NPV) of US $3,818 million.

        The complete PEA is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on December 22, 2011.

        Given that AWP recently commenced its development program and the Company has no other production properties, we do not currently generate revenue and have incurred losses since inception.

        We were incorporated in the state of Nevada on July 7, 2008. Our wholly- owned subsidiary, old Prospect Global, was incorporated in the state of Delaware on August 5, 2010.

The Securities We May Offer

        We may use this prospectus to offer:

  •
  Common stock

  •
  Preferred stock

  •
  Warrants

  •
  Purchase contracts

  •
  Rights

  •
  Depositary shares

  •
  Debt securities

  •
  Units consisting of two or more of the other securities offered hereby or under another registration statement in any combination.

        A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

 RISK FACTORS

        Investing in our shares involves significant risks, including the potential loss of all or part of your investment. These risks could materially affect our business, financial condition and results of operations and cause a decline in the market price of our shares. You should carefully consider all of the risks described in this statement, in addition to the other information contained in this statement, before you make an investment in our shares. Unless otherwise indicated, references to us, Prospect or Prospect Global include our operating subsidiaries old Prospect Global and AWP.

Risks Related to Our Business

We are a development stage company with no current revenue source and a history of operating losses and there is an expectation that we will generate operating losses for the foreseeable future; we may not achieve profitability for some time, if at all.

        We have incurred losses each year since our inception. We expect to continue incurring operating losses until several months after production occurs. The process of exploring, developing and bringing into production a producing mine is time-consuming and requires significant up-front and ongoing capital. We expect that our activities, together with our general and administrative expenses, will continue to result in operating losses for the foreseeable future. As of March 31, 2012, our losses accumulated in the development stage were $79,710,846. For the year ended March 31, 2012 our net loss attributable to Prospect Global was $62,876,767.

Our limited history makes an evaluation of us and our future difficult and profits are not assured. Many development stage mining companies never make it to the production stage.

        Prospect was formed through a reverse merger with Triangle on February 11, 2011. Prior to the reverse merger, Triangle had no previous experience or investment holdings in the natural resource sector. In view of our limited history in the natural resources business, you may have difficulty in evaluating us and our business and prospects. You should also consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Many development stage mining companies never make it to the production stage. For our business plan to succeed, we must successfully undertake most of the following activities:

  •
  Acquire mineral properties and/or interest in companies that have mineral properties but require additional technical expertise and/or capital investment;

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  Obtain operatorship of assets in order to control our pace of spending and establish the project's full lifecycle plan;

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  Capitalize on global demand strength of certain global commodities;

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  Seek assets that have high basic product-to-upgrade ratio (ore to product) or high economic ratio (raw material cost to gross margin);

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  Invest in assets that have inherent geographic advantages such as minimal distance to processing, close proximity to sales markets and access to transportation infrastructure;

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  Build early partnership arrangements with key customers;

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  Invest in assets and projects that generate positive cash flow;

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  Maintain access to funds to pursue our capital-intensive business plan;

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  Implement and successfully execute our business strategy;

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  Respond to competitive developments and market changes; and

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  Attract, retain and motivate qualified personnel.

        There can be no assurance that we will be successful in undertaking such activities. Our failure to undertake successfully some or most of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our exploration and production activities will produce natural resources in commercially viable quantities. There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

We have significant capital needs over the next few years, and if we are unable to secure this capital when needed or on terms that are acceptable to us our ability to achieve our business strategy will be impacted.

        Our current estimate for constructing the potash mine and mill facility in the Holbrook Basis of eastern Arizona is approximately $1.33 billion, and there can be no assurance that we will be able to raise these funds or that if we are able to raise the funds that it will be on terms acceptable to us or when needed. If we cannot raise the capital required to implement our business strategy, we may be required to curtail operations or pursue a different strategy, both of which could adversely affect our financial condition and results of operations. Further, any future debt financing, if incurred, would most likely require repayment regardless of whether or not we generate profits or cash flows from our business activities and any equity financings would likely result in dilution to existing stockholders and may involve the use of securities that have rights, preferences, or privileges senior to our common stock.

Our operations are dependent on receiving the required permits and approvals from governmental authorities. Denial or delay by a government agency in issuing any of our permits and approvals or imposition of restrictive conditions on us with respect to these permits and approvals may impair our business and operations.

        We must obtain numerous environmental, mining and other permits and approvals authorizing our future operations. A decision by a government agency to deny a permit or approval could have a material adverse effect on our ability to continue operations at the affected facility.

        The development of our existing property into a mine is also predicated upon securing all necessary permits and approvals. A denial of or delay in obtaining any of these permits or approvals or the issuance of any of these permits with cost-prohibitive conditions could interfere with our planned development of this property and have a material adverse effect on our business, financial condition or results of operations.

Target properties that we decide to explore or mine may not yield natural resources in commercially viable quantities or revenues that are sufficient to cover our cost of operations.

        A target property is a property in which we hold an interest and has what we believe, based on available geological data, to be indications of reserves of certain natural resources. However, there is no way to predict in advance of actual mining whether any target property will yield natural resources in sufficient grades or quantities to recover our mining and development cost. Even the use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether natural resources will be present or, if present, whether in the quantities and grades expected. We cannot assure you that all of the testing and analysis we perform will completely mitigate this risk.

The mining industry is very competitive and our ability to attract and retain qualified contractors and staff is critical to our success. The departure of key personnel or loss of key contractors could adversely affect our ability to run the business and achieve our business objectives.

        The construction and operation of a mine and mill of the size we have planned for the Holbrook Basin is expected to require up to 800 workers during the construction phase and up to 400 workers once the mine is in production. We will also require many of the same skill sets sought by other natural resource companies and we will be competing with these other natural resource companies in finding qualified contractors, consultants and staffing. Since many of these skills sets are highly specialized, the market for and availability of individuals possessing these skills will also be impacted by the overall health of the natural resource sector.

        Our future success is also dependent on our ability to retain Mr. Patrick Avery, our President and Chief Executive Officer. Mr. Avery has over 25 years of experience in the mining and fertilizer sectors and his knowledge and credibility are both critical to our future success and development.

We face competition from larger companies having access to substantially more resources than we possess.

        Our competitors include other mining companies and fertilizer producers in the United States and globally, including state-owned and government-subsidized entities. Many of these competitors are large, well-established companies and have substantially larger operating staffs and greater capital resources than we do. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive mineral properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

There are risks in acquiring properties, including difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt.

        Our business strategy includes growing our reserve base through acquisitions. Our failure to integrate acquired businesses successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in unanticipated expenses and losses. In addition, we may assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions. The scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

        The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing. Future acquisitions could result in our incurring additional debt, contingent liabilities and expenses, all of which could have a material adverse effect on our financial condition and operating results.

Our business involves many operating risks, which may result in substantial losses, and insurance may be unavailable or inadequate to protect us against these risks.

        Our operations are subject to hazards and risks associated with the exploration and mining of natural resources and related fertilizer materials and products, such as:

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  Fires;

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  Explosions;

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  Inclement weather and natural disasters;

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  Mechanical failures;

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  Rock failures and mine roof collapses;

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  Unscheduled downtime;

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  Environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and

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  Availability of needed equipment at acceptable prices.

        Any of these risks can cause substantial losses resulting from:

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  Injury or loss of life;

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  Damage to and destruction of property, natural resources and equipment;

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  Pollution and other environmental damage;

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  Regulatory investigations and penalties;

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  Revocation or denial of our permits;

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  Suspension of our operations; and

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  Repair and remediation costs.

        Our liability for environmental hazards may extend to those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We do not currently maintain insurance against all of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase. We may also experience losses in amounts in excess of the insurance coverages carried. Either of these occurrences could harm our financial condition and results of operations.

Risks Related to the Mining Industry

Potash is a commodity whose selling price is highly dependent on and fluctuates with the business and economic conditions and governmental policies affecting the agricultural industry. These factors are outside of our control and may significantly affect our profitability.

        Our future revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors, for U.S. markets, are:

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  Weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

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  Quantities of crop nutrients imported to and exported from North America;

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  Current and projected grain inventories and prices, both of which are heavily influenced by U.S. exports and world-wide grain markets; and

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  U.S. governmental policies, including farm and biofuel policies and subsidies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

        International market conditions, which are also outside of our control, may also significantly influence our future operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import barriers, or foreign currency fluctuations in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

Government regulation may adversely affect our business and results of operations.

        Projects related to mining and natural resources are subject to various and numerous federal, state and local government regulations, which may be changed from time to time. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the mining, development, production, handling, storage, transportation and disposal of natural resources, including potash, or its by-products and other substances and materials produced or used in connection with mining operations. Activities subject to regulation include the use, handling, processing, storage, transportation and disposal of hazardous materials, and we could incur substantial additional costs to comply with environmental, health and safety law requirements related to these activities. We also could incur substantial costs for liabilities arising from past unknown releases of, or exposure to, hazardous substances.

        Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste. We could also be held liable for natural resource damages. Liabilities under these and other environmental health and safety laws involve inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions. As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that would negatively impact our financial condition and operating results. Finally, we may discover currently unknown environmental problems or conditions. The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

        Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which may lead to increased expenses. Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

The mining industry is capital intensive and the ability of a mining company to raise the necessary capital can be impacted by factors beyond its control.

        The upfront cost incurred for the acquisition, exploration and development of a mining project can be substantial, and the ability of a mining company to raise that capital can be influenced by a number of factors beyond the company's control including but not limited to general economic conditions, political turmoil, market demand, commodity prices and expectations for commodity prices, debt and equity market conditions and government policies and regulations.

        Once in production, mining companies require annual maintenance capital in order to sustain their operations. This sustaining capital can also be substantial and may have to be secured from external sources to the extent cash flows from operations are insufficient.

        Future cash flow from operations is subject to a number of variables, including:

  •
  The quality of the reserve base and the grade of those reserves;

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  The quantity of materials mined:

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  The cost to mine the materials; and

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  The prices at which the mined materials can be sold.

        Any one of these variables can materially affect a mining company's ability to fund its sustaining capital needs.

        If our future revenues are adversely affected as a result of lower potash prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects. We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

New sources of supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

        Potash prices have increased since 2009 and this coupled with projected increases in demand for potash have led to a renewed interest in bringing new sources of potash supply into the market. If production increases to the point where the market is over supplied, the price at which we are able to sell and the volumes we are able to sell could be impacted to the extent where this would materially and adversely affect our projected business, operating results and financial condition.

Variations in crop nutrient application rates may exacerbate the cyclicality of the crop nutrient markets.

        Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers' decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. This variability in application rates can materially accentuate the cyclicality in prices for our future products and our sales volumes.

Uncertainties created by global economic events can adversely affect our business.

        A global economic crisis could adversely affect our business and impact our financial results. A continuation or worsening of current economic conditions, a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns, could have a material adverse effect on our sales, margins and profitability.

Risks Relating to our Shares

There is no active public market for our shares and we cannot assure you that an active trading market will be established or maintained.

        Our common stock is eligible for trading on the OTC Bulletin Board trading system. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of share price volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

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  The lack of readily available price quotations;

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  The absence of consistent administrative supervision of "bid" and "ask" quotations;

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  Lower trading volume; and

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  Market conditions.

The market price and trading volume of our shares may be volatile, and you may not be able to resell your shares at or above what you paid for them.

        The price of our shares may fluctuate widely, depending upon many factors, including:

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  The perceived prospects for natural resources in general;

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  Differences between our actual financial and operating results and those expected by investors;

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  Changes in the share price of public companies with which we compete;

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  News about our industry and our competitors;

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  Changes in general economic or market conditions including broad market fluctuations;

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  Adverse regulatory actions; and

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  Other events or factors, many of which are beyond our control.

        Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company's common equity drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

We have a number of common stock warrants outstanding that if converted would dilute existing shareholders and could depress the market price of our common stock. We may also issue additional warrants and shares of our common stock in the future.

        We have issued warrants to purchase an aggregate of 12,097,363 shares of our common stock. We may also issue additional warrants and shares of our common stock in the future and this could lower the market price of our common stock.

We incur increased costs as a result of being an operating public company.

        As a public company, we incur increased legal, accounting and other costs that we would not incur as a private company. The corporate governance practices of public companies are heavily regulated.

For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the Securities and Exchange Commission, as well as the rules and regulations of any exchange or quotation service on which a company's shares may be listed or quoted.

Our common stock could be considered a "penny stock" making it difficult to sell.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Our stock trades infrequently and in the past several months trades have been reported both above and below $5.00 per share on the OTC Bulletin Board. The SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

We cannot assure that we will list our common stock on any national securities system or exchange.

        Although we intend to apply to list our common stock on an exchange other than the OTC Bulletin Board, we do not currently meet the initial listing standards for many exchanges and we cannot assure that we will be able to qualify for and maintain a listing of our common stock on any stock exchange in the future.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

        Our stock is not currently covered by any securities analyst and we cannot assure you that securities analysts will cover our company going forward. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades the shares, the trading price of the shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of the shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus to advance the development of a potash mine in the Holbrook Basin in eastern Arizona and for general corporate purposes and working capital.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  The net tangible book value per share of our equity securities before and after the offering;

  •
  The amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  The amount of the immediate dilution from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus separately or together through any of the following methods:

  •
  Directly to investors or purchasers;

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  To investors through agents;

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  Directly to agents;

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  To or through brokers or dealers;

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  To the public through underwriting syndicates led by one or more managing underwriters;

  •
  To one or more underwriters acting alone for resale to investors or to the public;

  •
  Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  Through a combination of any of these methods of sale.

        Securities may also be issued upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        We may distribute the securities from time to time in one or more transactions:

  •
  At a fixed price or prices, which may be changed from time to time;

  •
  At market prices prevailing at the times of sale;

  •
  At prices related to such prevailing market prices; or

  •
  At negotiated prices.

Direct Sales and Sales through Agents

        We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act of 1933.

Sales Through Underwriters or Dealers

        If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

        If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

        We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

  •
  That the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

  •
  That we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

"At the Market" Offerings

        We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our "offering agent." If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on any national exchange upon which our securities are listed, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 with respect to any sales effected through an "at the market" offering.

Market Making, Stabilization and Other Transactions

        To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

        To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, any underwriters who are qualified market makers on any national exchange upon which our securities are listed may engage in passive market making transactions in the securities on such exchange during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF COMMON STOCK

        The following briefly describes the general terms and provisions of our common stock.

Authorized and Outstanding Common Stock

        As of May 1, 2012, we had 100,000,000 shares of common stock, par value $0.001 per share, authorized, of which 39,489,173 shares were outstanding.

Quotation

        Our common stock is quoted on the OTC Bulletin Board under the symbol "PGRX".

Dividend Rights

        Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

Voting Rights

        Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

        Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock.

Liquidation

        In the event of any liquidation, dissolution or winding up of Prospect Global, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Transfer Agent and Registrar

        Corporate Stock Transfer, Inc. is our transfer agent and registrar.

Other Provisions

        All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby or under another registration statement, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Prospect Global, which could depress the market price of our common stock.

        Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

  •
  The number of shares of preferred stock offered and the offering price of the preferred stock;

  •
  The title and stated value of the preferred stock;

  •
  The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

  •
  The date from which dividends on the preferred stock will accumulate, if applicable;

  •
  The liquidation rights of the preferred stock;

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  The procedures for auction and remarketing, if any, of the preferred stock;

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  The sinking fund provisions, if applicable, for the preferred stock;

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  The redemption provisions, if applicable, for the preferred stock;

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  Whether the preferred stock will be convertible into or exchangeable for other securities offered hereby or under another registration statement and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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  Whether the preferred stock will have voting rights and the terms of any voting rights, if any;

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  Whether the preferred stock will be listed on any securities exchange;

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  Whether the preferred stock will be issued with any other securities offered hereby or under another registration statement and, if so, the amount and terms of these securities; and

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  Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement. Warrants may be issued independently or together with common stock, preferred stock, debt securities or other securities offered by any prospectus supplement or under another registration statement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities offered hereby or under another registration statement, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock or the price of debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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  Whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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  Whether the purchase contracts are to be prepaid or not;

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  Whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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  Any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  United States federal income tax considerations relevant to the purchase contracts; and

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  Whether the purchase contracts will be issued in fully registered global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock, preferred stock, debt securities or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

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  The date of determining the stockholders entitled to the rights distribution;

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  The number of rights issued or to be issued to each stockholder;

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  The exercise price payable for each share of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement upon the exercise of the rights;

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  The number and terms of the shares of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement which may be purchased per each right;

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  The extent to which the rights are transferable;

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  The date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

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  The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

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  Any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

        The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

        If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock. However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

        When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

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  All outstanding depositary shares have been redeemed;

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  Each share of preferred stock has been converted into or exchanged for common stock; or

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  A final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Prospect Global.

        We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from Prospect Global which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor Prospect Global will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Prospect Global and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Prospect Global and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the "senior indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the "subordinated indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The following briefly describes the general terms and provisions of the debt securities and the indentures governing them which may be offered. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

        The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities. Debt securities we issue may be secured or unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "—Subordination" and in the applicable prospectus supplement. Payments on secured debt securities will be secured by the collateral described in the applicable prospectus supplement.

        We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

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  The title and series designation;

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  The aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

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  The principal amount payable, whether at maturity or upon earlier acceleration;

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  Whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

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  Whether the debt securities will be issued as original issue discount securities (as defined below);

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  The date or dates on which the principal of the debt securities is payable;

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  Any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

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  The date from which any interest will accrue;

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  Any interest payment dates;

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  Whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

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  Whether the debt securities are secured or unsecured, and if secured, the collateral securing the debt securities;

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  The price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

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  The stated maturity date;

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  Whether the debt securities are to be issued in global form;

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  Any sinking fund requirements;

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  Any provisions for redemption, the redemption price and any remarketing arrangements;

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  The denominations of the securities or series of securities;

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  Whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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  Any restrictions on the offer, sale and delivery of the debt securities;

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  The place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

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  Whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

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  The terms, if any, upon which the debt securities are convertible into other securities offered hereby or under another registration statement and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

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  Any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;

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  A description of any documents or certificates that must be received prior to the issuance of any definitive securities;

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  Whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

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  The identity of each security registrar or paying agent (if other than trustee);

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  Any provisions granting special rights to securities holders upon the occurrence of specified events;

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  Any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

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  The portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

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  The date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance.

        The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

        You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

        Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof and the bearer securities of such series other than bearer securities issued in global form shall be issuable in denominations of $5,000.

        No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

        Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

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  Default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

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  Default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

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  Default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

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  Specified events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

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  Any other event of default provided with respect to the debt securities of any series.

        If an event of default (other than an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries) occurs and is continuing for any series of debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

        At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

        The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

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  In the payment of any amounts due and payable or deliverable under the debt securities of that series; or

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  In an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected

        The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

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  That holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

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  The holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

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  The indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

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  The indenture trustee fails to institute the proceeding within 60 days.

        However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

        We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

        Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

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  Change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

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  Reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

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  Reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;

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  Change the place or currency of payment of principal or any premium or any make-whole amount or interest on, any debt security issued under that indenture;

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  Impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

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  Reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

  •
  Make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "—Events of Default."

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

  •
  To evidence the succession of another person to our company;

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  To add to our covenants for the benefit of the holders of all or any series of debt securities;

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  To add events of default for the benefit of the holders of all or any series of debt securities;

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  To add or change any provisions of the indentures to facilitate the issuance of bearer securities;

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  To change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

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  To establish the form or terms of debt securities of any series;

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  To evidence and provide for the acceptance of appointment by a successor indenture trustee;

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  To cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

  •
  To secure securities;

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  To provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities offered hereby or under another registration statement;

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  To close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

  •
  To supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and perform and observe all of our other obligations under the indentures and supplemental indentures. We are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

        The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision that would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

        The occurrence of any default under either the senior indenture or the subordinated indenture could create a conflicting interest for the indenture trustee under the Trust Indenture Act if the same entity serves as trustee under both indentures. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

        The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it generally must either eliminate that conflict or resign.

International Offering

        If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

        We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

        We may terminate or "defease" our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

  (1)
  Depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

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  In the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

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  In the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

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  A combination of money and U.S. government obligations or foreign government obligations, as applicable;

  (2)
  Delivering:

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  An opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

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  An opinion of independent counsel that registration is not required under Investment Company Act of 1940;

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  An opinion of counsel as to certain other matters;

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  Officers' certificates certifying as to compliance with the senior indenture and other matters; and

  (3)
  Paying all amounts due under the senior indenture.

        Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

        In addition, we may make no payment on the subordinated debt securities in the event:

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  There is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

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  The default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

        By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as:

  the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of us for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

  (1)
  Any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of us, or to secure the payment of revenue bonds issued for the benefit of us whether contingent or otherwise;

  (2)
  Any debt of others described in the preceding clause (1) which we have guaranteed or for which we are otherwise liable;

  (3)
  The obligation of us as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

  (4)
  Any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2) and (3).

        "Senior debt" does not include:

          (i) any such indebtedness, obligation or liability referred to in clauses (1) through (4) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (ii) any such indebtedness, obligation or liability which is subordinated to indebtedness of us to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (iii) any indebtedness to one of our subsidiaries and (iv) the subordinated debt securities.

        The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock or preferred stock, debt securities, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

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  The designation and terms of the units and the securities included in the units;

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  Any provision for the issuance, payment, settlement, transfer or exchange of the units;

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  The date, if any, on and after which the units may be transferable separately;

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  Whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  Any material United States federal income tax consequences; and

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  How, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

        The validity of the securities being offered hereby was passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. Brownstein Hyatt Farber Schreck and one of its partners collectively own 900,000 shares of our common stock.

EXPERTS

        The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended March 31, 2012 have been so incorporated in reliance on the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        North Rim Exploration Ltd issued a Resource Calculation analyzing the results of our field operations that is filed as an exhibit to the registration statement of which this prospectus forms a part. Tetra Tech completed a Preliminary Economic Assessment to determine the economic viability of mining our potash resource that is filed as an exhibit to the registration statement of which this prospectus forms a part.